UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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3D SYSTEMS CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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3D SYSTEMS CORPORATION

333 Three D Systems Circle
Rock Hill, SC 29730

March 31, 2010

Dear Fellow Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of 3D Systems Corporation scheduled to be held on Tuesday, May 18, 2010, at 11:00 a.m., Eastern Daylight Time, at our offices at 333 Three D Systems Circle, Rock Hill, South Carolina 29730. Your Board of Directors and senior management look forward to greeting you at the meeting.

At the meeting, you will be asked to approve the following proposals:

•	To elect eight directors, constituting the whole Board of Directors, to serve until the next Annual Meeting;

•	To ratify the appointment of BDO Seidman, LLP as our independent registered public accounting firm for 2010; and

•	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

These proposals are important, and we urge you to vote in favor of them.

It is important that your shares are represented and voted at the Annual Meeting. This is particularly important this year in light of the SEC’s adoption of a new rule effective January 1, 2010 that, for those of you who are street-name stockholders, will no longer permit your broker, bank or other nominee to vote on your behalf in an election of directors. For your vote in the election of directors to be counted, you will now need to cast your vote and communicate your voting decisions to your broker, bank or other financial institution no later than May 17, 2010.

To ensure that you as a street-name stockholder are able to participate in our upcoming Annual Meeting, please review our proxy materials and follow the instructions for voting your shares on the voting instruction form that you will be receiving from Broadridge Financial Solutions, Inc. or your nominee holder. If you are a stockholder of record who receives a Notice of Internet Availability of Proxy Materials from us, you will need to follow the instructions sent to you in that Notice.

Voting your shares is important, among other things, to ensure that we get the minimum quorum required for the Annual Meeting. Your affirmative participation in the voting process also helps us avoid the need and the added expense of having to contact you to solicit your vote and helps us avoid the need of having to reschedule our Annual Meeting. We hope that you will exercise your legal rights and fully participate as a stockholder in our future.

We encourage you to attend the Annual Meeting so that we can review the past year with you, listen to your suggestions, and answer any questions that you may have. It is important that as many stockholders as possible be represented at the Annual Meeting, so please review the attached Proxy Statement promptly and vote your shares today by following the instructions for voting in the Notice of Internet Availability of Proxy Materials or in the attached Proxy Statement. Also, if you hold shares through a bank, brokerage firm or other nominee, please follow the instructions on the voting instruction forms that they furnish to you, and vote your shares.

Once again this year, we are using the SEC’s “notice and access” procedure for the Annual Meeting. This procedure permits us to deliver a Notice of Internet Availability of Proxy Materials to our stockholders of record and to provide you with online access to our Proxy Statement and Annual Report, replacing the requirement that we automatically send you a paper copy of our proxy materials and an annual report to stockholders. Consistent with the announced objectives of “notice and access,” we believe that it enables us to provide you with the information that you need to determine how to vote on the proposals set forth in this Proxy Statement while lowering the costs of our Annual Meeting and contributing environmental benefits by reducing our use of paper and other resources to produce, print and mail to you our proxy materials and an annual report to stockholders.

We are also proud to offer you an opportunity to be environmentally responsible by choosing to have all future stockholder materials that we send delivered to you electronically. We will plant a tree on your behalf if you sign up to receive all future stockholder materials online. It’s fast and easy, and you can change your electronic delivery options at any time. Sign up at www.eTree.com/3DSystems or call (800) 962-4284.

The close of business on March 22, 2010 is the record date for our Annual Meeting. On or about March 31, 2010, we began mailing a Notice of Internet Availability of Proxy Materials to all of our stockholders of record as of the record date, and we have posted this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2009 on the internet as described in that Notice. You may also choose to have a paper copy of the Proxy Statement and Annual Report sent to you by following the instructions on the Notice.

On behalf of your Board of Directors, we thank you for your continued support.

Sincerely,

Abraham N. Reichental
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

March 31, 2010

The Annual Meeting of Stockholders of 3D Systems Corporation, a Delaware corporation (the “Company”), will be held on Tuesday, May 18, 2010, at 11:00 a.m., Eastern Daylight Time, at our offices at 333 Three D Systems Circle, Rock Hill, South Carolina 29730, for the following purposes:

•	To elect eight directors, constituting the whole Board of Directors, to serve until the next Annual Meeting;

•	To ratify the appointment of BDO Seidman, LLP as our independent registered public accounting firm for 2010; and

•	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting.

The Board of Directors has fixed the close of business on March 22, 2010 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting. We are mailing a Notice of Internet Availability of Proxy Materials commencing on or about March 31, 2010 to all stockholders of record as of the record date for the Annual Meeting. Copies of the attached Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2009 are available upon request by following the instructions in our Notice of Internet Availability of Proxy Materials.

We encourage you to cast your votes on the proposals to be considered at the Annual Meeting electronically by using the website that hosts our Proxy Statement and Annual Report as described on the Notice of Internet Availability that you receive. If you have requested delivery of a printed version of the materials, you will receive a proxy card that you may use to vote your shares. You may also vote by telephone as set forth on your proxy card. Regardless of whether you plan to attend the Annual Meeting, we encourage you to vote your shares electronically on the internet, by proxy card or by telephone in case your plans change. Please vote today to ensure that your votes are counted.

If you hold our shares in street name, please follow the instructions set forth below in “How to Cast Your Vote if You Are a Street-Name Holder” and vote your shares.

Even if you plan to attend the Annual Meeting in person, please vote today to ensure that your votes are counted, in case your plans change. If you are a stockholder of record and attend the Annual Meeting in person, you will be able to vote your shares personally at the meeting if you so desire, even if you previously voted.

By Order of the Board of Directors

Robert M. Grace, Jr.
Secretary

Rock Hill, South Carolina
March 31, 2010

3D SYSTEMS CORPORATION

333 Three D Systems Circle
Rock Hill, South Carolina 29730

PROXY STATEMENT
Dated March 31, 2010

For the Annual Meeting of Stockholders
To Be Held on May 18, 2010

GENERAL INFORMATION

Our 2010 Annual Meeting of Stockholders (the “Annual Meeting”) is scheduled to be held at our offices at 333 Three D Systems Circle, Rock Hill, South Carolina 29730 at 11:00 a.m., Eastern Daylight Time, on May 18, 2010. We are furnishing this Proxy Statement to the holders of our Common Stock in connection with the solicitation of proxies by our Board of Directors for use at the Annual Meeting and any adjournments or postponements of the Annual Meeting.

This Proxy Statement and related materials are first being made available to stockholders on or about March 31, 2010.

VOTING SECURITIES, RECORD DATE AND QUORUM

The Board of Directors has fixed the close of business on March 22, 2010 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting. Holders of record of shares of our Common Stock outstanding as of the close of business on the record date are entitled to notice of and to vote at the Annual Meeting. As required by Delaware law, a list of the stockholders of record as of the record date will be kept at our principal office at 333 Three D Systems Circle, Rock Hill, South Carolina 29730 for a period of ten days prior to the Annual Meeting.

Our voting securities consist of our Common Stock, par value $0.001 per share (the “Common Stock”). As of the record date for the Annual Meeting, there were 22,875,807 shares of Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote on each matter to be voted on at the Annual Meeting.

You are considered to be a holder of record of each share that is registered in your name on the records of the transfer agent for our Common Stock.

Many of you hold your shares in a brokerage account or bank or through another nominee holder. In that case, you are considered the “beneficial owner” of shares held in “street name.” As a beneficial owner, you generally have the right to instruct your broker or nominee how to vote your shares, and that party is required to vote your shares in accordance with your instructions. The firm that maintains the account holding shares of Common Stock that you beneficially own is generally viewed as the stockholder of record of those shares and has the right to vote them, generally pursuant to your instructions. In the discussion in this Proxy Statement, we refer to these stockholdings as “street-name holdings” and to you as a “street-name holder.”

Effective January 1, 2010, the SEC adopted a new rule that, for those of you who are street-name holders, will no longer permit your broker, bank or other nominee to vote on your behalf in an election of directors. For your vote in the election of directors to be counted, you will now need to communicate your voting decisions to your broker, bank or other financial institution before the date of our Annual Meeting.

To ensure that you as a street-name holder are able to participate in our upcoming Annual Meeting, please review our proxy materials and follow the instructions for voting your shares on the voting instruction form that you will be receiving from your nominee. If you are a stockholder of record who receives a Notice of Internet Availability of Proxy Materials from us, you should follow the instructions sent to you in that Notice.

Voting your shares is important, among other things, to ensure that we get the minimum quorum required for the Annual Meeting. Your affirmative participation in the voting process also helps us avoid the need and the added expense of having to contact you to solicit your vote and helps us avoid the need of having to reschedule our Annual Meeting. We hope that you will exercise your legal rights and fully participate as a stockholder in our future.

In limited circumstances, a nominee for a street name holder is entitled to vote your shares in the absence of specific voting instructions from you on matters that are considered “routine.” We understand that the only proposal to be voted on at the Annual Meeting that is considered to be a “routine” proposal is the ratification of the selection of our independent registered accounting firm. Accordingly, if you do not give specific voting instructions to your broker or other nominee holder, that party will not be entitled to vote your shares on the election of directors but will be entitled to vote your shares in its discretion on the ratification of the appointment of our independent registered public accounting firm.

A majority of the shares of Common Stock outstanding on the record date that are present in person or represented by proxy will constitute a quorum for the transaction of business at the Annual Meeting.

VOTES REQUIRED

Once a quorum of the shares entitled to vote is present in person or represented by proxy at the Annual Meeting, the votes required to approve the matters to be considered at the Annual Meeting are as follows:

•	Election of Directors. The directors are elected by a plurality of the votes cast in the election.

•	Ratification of Selection of Auditors. This proposal must be approved by the affirmative vote of the holders of a majority of the votes cast at the Annual Meeting.

•	Voting on Other Matters. We do not know of any other matters to be presented for consideration at the Annual Meeting. However, if any other matters are properly presented for consideration, the proxy holders will have the discretion to vote your shares on those matters in accordance with the Board of Directors’ recommendations. If the Board of Directors does not make a recommendation on any such matters, the proxy holders will be entitled to vote in their discretion on those matters.

VOTING MATTERS

Your vote is very important regardless of whether you are a holder of record or a street-name holder.

Regardless of the method by which you vote or hold the shares that you are entitled to vote, if you specify how your shares are to be voted on a matter, the shares represented by your proxy or other voting instructions will be voted in accordance with your instructions. Regardless of whether you are a holder of record or a street-name holder, if you do not give specific voting instructions when you grant an otherwise valid proxy, your shares will be voted as follows:

•	FOR the election of the eight nominees for director described below; and

•	FOR the ratification of the selection of BDO Seidman, LLP as our independent registered public accounting firm.

On any other matters that properly may come before the Annual Meeting, your proxy will be voted as recommended by the Board of Directors or, if no recommendation is made, in the discretion of the proxy holders named on the proxy card. For street-name holders, if you do not give specific instructions to your broker or other nominee holder on your voting instruction form, that party will be entitled to vote your shares in its discretion on the ratification of the selection of our independent registered public accounting firm but not, contrary to prior years, on the election of directors.

HOW TO CAST YOUR VOTE IF YOU ARE A STOCKHOLDER OF RECORD

All stockholders of record will receive a Notice of Internet Availability of Proxy Materials. In the event that you request a set of printed proxy materials as directed on such Notice, we will send you proxy materials along with a proxy card.

Stockholders of record may vote electronically by using a website that provides links to our Proxy Statement and Annual Report. You may access your records on this website by using a control number printed on the Notice of Internet Availability. Internet voting on our dedicated site is available 24 hours a day, seven days a week, except that no internet votes will be accepted after 11:59 P.M., Eastern Daylight Time, on Monday, May 17, 2010, the day prior to the Annual Meeting. This cut-off time is necessary to enable us to complete a final vote tabulation.

Alternatively, if you asked to receive printed materials, you may vote:

•	by mail by using the proxy card and postage-paid return envelope that you receive; or

•	by using the toll-free telephone number that is included on your proxy card.

Your voting alternatives are more fully described in the Notice of Internet Availability of Proxy Materials that we are mailing to you.

As a stockholder of record, if you vote by mail, simply mark, sign and date the proxy card, and return it in the postage-paid envelope that you will receive.

As a stockholder of record, you may also vote by calling the toll-free number listed on the proxy card. Telephone voting on our dedicated site is available 24 hours a day, seven days a week, except that, as is the case with internet voting, no telephone votes will be accepted after 11:59 P.M., Eastern Daylight Time, on Monday, May 17, 2010, the day prior to the Annual Meeting.

Easy-to-follow telephone voice prompts enable you to vote your shares and confirm that your voting instructions have been properly recorded. Our telephone voting procedures are designed to authenticate stockholders by using the individual control numbers provided on each proxy card. Accordingly, please have your proxy card available when you call. If you vote by telephone or on the internet, you do not need to return your proxy card.

HOW TO CAST YOUR VOTE IF YOU ARE A STREET-NAME HOLDER

Street-name holders will generally receive a voting instruction form from Broadridge Financial Solutions, Inc. or another firm that is hired by your nominee holder to solicit votes on its behalf. That voting instruction form will generally afford you the opportunity to request a set of printed proxy materials, and you will be sent proxy materials if you request them.

Street-name holders will also generally be able to vote electronically on the internet by using a control number provided on the instruction form and a website identified on the voting instruction form that provides links to our Proxy Statement and Annual Report. You are encouraged to review our Proxy Statement and Annual Report before you cast your vote.

We understand that internet voting will generally be available to street-name holders 24 hours a day, seven days a week, except that street-name holders should cast their internet votes before 11:59 P.M., Eastern Daylight Time, on Monday, May 17, 2010, the day prior to the Annual Meeting to allow us adequate time for the final tabulation of votes.

Street-name holders will also generally be entitled to vote:

•	by mail by using the voting instruction form and postage-paid return envelope that you receive; or

•	by using the toll-free telephone number that is included on your voting instruction form.

As a street-name holder, if you vote by mail, simply mark, sign and date the voting instruction form, and return it in the enclosed postage-paid envelope.

Similarly, we understand that telephone voting will be available for holders of shares in street name. You may vote by calling the toll-free number listed on the voting instruction form that you receive. We understand that telephone voting should be available 24 hours a day, seven days a week, except that, as is the case with internet voting, you should cast any telephone votes prior to 11:59 P.M., Eastern Daylight Time, on Monday, May 17, 2010, the day prior to the Annual Meeting.

Easy-to-follow telephone voice prompts enable you to vote your shares and confirm that your voting instructions have been properly recorded. Broadridge’s telephone voting procedures are designed to authenticate stockholders by using the individual control numbers provided on each voting instruction form. Accordingly, please have your voting instruction form available when you call. If you vote by telephone or internet, you do not need to return your voting instruction form.

OTHER VOTING MATTERS

Voting in Person at the Annual Meeting

Any stockholder of record may vote in person at the Annual Meeting whether or not he or she has previously voted, and regardless of whether the prior vote was cast by internet, telephone or mail.

If you hold your shares in street name, you must obtain a written proxy, executed in your favor, from the nominee holding your shares in order to vote your shares in person at the Annual Meeting.

If You Wish to Revoke Your Proxy

Regardless of the method you use to vote, you may revoke your proxy at any time before your shares are voted at the Annual Meeting by:

•	voting electronically by internet at a later time;

•	voting by telephone at a later time;

•	submitting a properly signed proxy or voting instruction form with a later date; or

•	voting in person at the Annual Meeting if you are a stockholder of record (or hold a valid proxy from the nominee who holds your shares in their name).

Please remember that, as described above, there will be no internet or telephone voting available after 11:59 P.M., Eastern Daylight Time, on Monday May 17, 2010, the day prior to the Annual Meeting.

Abstentions; Broker Non-Votes

Any shares that are voted will be treated as shares that are present for the purpose of determining the presence of a quorum at the Annual Meeting. If you or your street-name nominee do not vote your shares on any matter to be considered at the Annual Meeting, your shares will not be considered in determining the presence of a quorum.

If you or your nominee vote but abstain from voting on the ratification of the appointment of our independent public accountants or withhold a vote on any or all of the directors, your shares voted will count for the purposes of determining the presence of a quorum but will otherwise be voted in accordance with your directions.

Under the rule amendments adopted by the SEC effective January 1, 2010, for street-name holders, your broker or other nominee may still exercise its discretion in voting on the ratification of the appointment of our independent public accountants. For the purposes of our Annual Meeting, a “broker non-vote” will occur when a bank, broker or other nominee holder has not received voting instructions with respect to the election of directors since the rules applicable to the election of directors require that each stockholder either vote in favor of the election of the directors or withhold such stockholder’s vote for one or more of the directors.

Multiple Accounts

If you hold shares in more than one account, shares that are registered in different names or shares that are held through one or more banks, brokerage firms or other nominees, you may receive more than one Notice of Internet Availability of Proxy Materials, more than one proxy card or more than one voting instruction form. Each of these Notices, proxy cards or voting instruction forms will likely relate to shares that you own in different accounts, in different names or with different banks, brokerage firms or other nominees.

We ask that you please follow the instructions on each Notice that you receive. We also ask that you please either vote the shares covered by each Notice electronically or sign, date and return all proxy cards and voting instruction forms that you receive. This will ensure that all of your shares are represented and voted at the Annual Meeting.

Householding; Delivery of Documents to Security Holders Sharing an Address

We are making this Proxy Statement, our 2009 Annual Report on Form 10-K and the Notice of Internet Availability of Proxy Materials available to all stockholders of record as of the record date for the Annual Meeting. This includes all financial institutions in which you have been identified to us as holding our shares in street name.

If you and other family members are street-name stockholders residing in the same household, you may receive only one 2009 Annual Report on Form 10-K, one Proxy Statement and one voting instruction form if you have previously made an election with your bank, broker or other nominee holder to deliver only one copy to you. This process of delivering only one set of these materials to multiple security holders sharing an address is called “householding.” Householding may provide convenience for you and cost savings for us. If you are participating in a householding program, it may continue until one or more of the stockholders within the household provides instructions to the contrary to their nominee.

If you are a street-name stockholder who is receiving multiple copies, you may elect to participate in a householding program. You can do that by requesting that only a single set of materials be sent to you in the future by following the householding instructions on the voting instruction form provided to you by your bank, broker or other nominee holder. Alternatively, if you are a street-name holder whose nominee holder utilizes the services of Broadridge Financial Solutions, Inc. (as indicated on the voting instruction form that Broadridge sends to you), you may send written householding instructions to Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or call (800) 542-1061. The instructions must include your name and account number and the name of the bank, broker or other nominee holder. Otherwise, you should contact your bank, broker or other nominee holder.

If you are a street-name stockholder who has requested printed materials and you participate in a “householding” program, upon your request to receive separate copies in the future, you will receive an additional copy of the 2009 Annual Report on Form 10-K, the Proxy Statement and the Notice of Internet Availability of Proxy Materials. Instructions to request additional copies of these documents should be provided on the voting instruction form that your bank, broker or other holder of record provides to you.

Copies of this Proxy Statement, our 2009 Annual Report on Form 10-K and the Notice of Internet Availability of Proxy Materials are available upon request by calling (803) 326-4010 or by writing to Investor Relations, 3D Systems Corporation, 333 Three D Systems Circle, Rock Hill, South Carolina 29730.

Stockholder Proposals for the 2011 Annual Meeting

Under Rule 14a-8 of the Securities Exchange Act of 1934, as amended, certain stockholder proposals may be eligible for inclusion in our 2011 Proxy Statement and form of proxy. The date by which we must receive stockholder proposals to be considered for inclusion in the Proxy Statement and form of proxy for the 2011 Annual Meeting of Stockholders is December 1, 2010 or (if the date of our 2011 Annual Meeting is changed by more than 30 days from May 18, 2011) a reasonable time before we begin to print and mail the proxy materials for the 2011 Annual Meeting).

Our By-Laws set forth certain procedures that stockholders must follow in order to properly nominate a person for election to the Board of Directors or to present any other business at an annual meeting of stockholders, other than proposals included in our Proxy Statement pursuant to Rule 14a-8. In addition to any other applicable requirements, to properly nominate a person for election to the Board of Directors or for a stockholder to properly bring other business before the 2011 Annual Meeting, a stockholder of record must give timely notice thereof in proper written form to our Corporate Secretary. To be timely, a stockholder’s notice to the Corporate Secretary must be received at our principal office between January 15, 2011 and February 14, 2011; provided that, if the 2011 Annual Meeting is called for a date that is not within 30 days before or after May 18, 2011, then the notice by the stockholder must be so received a reasonable time before we make available our Proxy Statement for the 2011 Annual Meeting. The notice also must contain specific information regarding the nomination or the other business proposed to be brought before the meeting, as set forth in our By-Laws. The By-Law provisions relating to advance notice of business to be transacted at annual meetings are contained in Section 2.13 of our By-Laws, which are available on our website and can be viewed by going to www.3DSystems.com and clicking on the “Investors” tab, then the “Corporate Governance” tab and then selecting the document titled “Amended and Restated By-Laws” from the list of documents on the web page.

Stockholder Nominees to the Board

Apart from any proposals made pursuant to Rule 14a-8 as discussed above, our Corporate Governance and Nominating Committee will consider director nominees recommended by stockholders in accordance with our Corporate Governance Guidelines and a policy adopted by the Board. Recommendations should be submitted to our Corporate Secretary in writing at our offices in Rock Hill, South Carolina, along with additional required information about the nominee and the stockholder making the recommendation. Copies of our Corporate Governance Guidelines and our stockholder nomination policy are posted on our website, which can be viewed by going to www.3DSystems.com and clicking on the “Investors” tab, then the “Corporate Governance” tab and then selecting the appropriate document from the list of documents on the web page.

The Corporate Governance and Nominating Committee and the Board have also approved qualifications for nomination to the Board. In determining whether to recommend particular individuals to the Board, the Committee will consider, among other factors, a director’s ethical character, a director’s experience and diversity of background as well as whether a director is independent under applicable listing standards and financially literate. As noted above, a complete copy of our “Qualifications for Nomination to the Board” is posted on our website at www.3DSystems.com under the “Investors” tab and then the “Corporate Governance” tab. The process by which the Committee identifies and evaluates nominees for director is the same regardless of whether the nominee is recommended by a stockholder.

When the Board or the Committee has identified the need to add a new Board member with specific qualifications or to fill a vacancy on the Board, the chairman of the Committee will initiate a search, seeking input from other directors and senior management and hiring a search firm, if necessary. The initial list of candidates that satisfy the specific criteria, if any, and otherwise qualify for membership on the Board will be identified by the Committee. At least one member of the Committee (generally the Chairman) and the Chief Executive Officer will interview each qualified candidate. Other directors will also interview the candidate if possible. Based on a satisfactory outcome of those reviews, the Committee will make its recommendation for approval of the candidate to the Board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth (a) as of the date indicated in the applicable Schedule 13D or 13G with respect to each person identified as having filed a Schedule 13D or 13G and (b) as of the date of this Proxy Statement with respect to the other persons listed in the table, the number of outstanding shares of Common Stock and the percentage beneficially owned:

•	by each person known to us to be the beneficial owner of more than five percent of our Common Stock;

•	by each current director, nominee for election as a director and each executive and operating officer identified in the Summary Compensation Table; and

•	by all of our directors, executive officers and operating officers as a group.

Except as otherwise indicated in the footnotes to the table, and subject to any applicable community property laws, each person has the sole voting and investment power with respect to the shares beneficially owned. The address of each person listed is in care of 3D Systems Corporation, 333 Three D Systems Circle, Rock Hill, South Carolina 29730, unless otherwise noted.

	Shares of Common Stock
	Beneficially Owned(1)
	Number of		Percentage
Name and Address of Beneficial Owner	Shares		Ownership

St. Denis J. Villere & Company, L.L.C.	3,637,496	(2)	15.9%
210 Baronne Street, Suite 808 New Orleans, Louisiana 70112
T. Rowe Price Associates, Inc.	3,320,200	(3)	14.5%
100 East Pratt Street Baltimore, Maryland 21202
The Clark Estates, Inc.	2,223,157	(4)	9.7%
One Rockefeller Plaza New York, New York 10020
William E. Curran	7,970	(5)	*
Miriam V. Gold	55,800	(6)	*
Charles W. Hull	441,505	(7)	1.9%
Jim D. Kever	167,782	(8)	*
G. Walter Loewenbaum, II	1,584,606	(9)	6.9%
Kevin S. Moore	2,275,307	(10)	9.9%
Abraham N. Reichental	682,616	(11)	2.9%
Daniel S. Van Riper	17,323	(12)	*
Robert M. Grace, Jr.	95,112	(13)	*
Damon J. Gregoire	43,000	(14)	*
Kevin P. McAlea	160,728	(15)	*
Karen E. Welke	7,000	(16)	*
All directors and officers as a group (12 persons)	5,538,749	(17)	23.4%

*	Less than one percent

(1)	Percentage ownership is based on 22,875,807 shares of Common Stock outstanding and entitled to vote as of the record date for the Annual Meeting. Common Stock numbers include, with respect to the stockholder in question, Common Stock issuable upon exercise of vested options.

(2)	St. Denis J. Villere & Company is a Louisiana limited liability company and an investment advisor registered under the Investment Advisors Act of 1940. As of December 31, 2008, Villere was deemed to have or to share voting or dispositive power over and therefore to own beneficially 3,637,496 shares of

Common Stock. Of that amount, Villere had sole voting and dispositive power over 435,097 shares of Common Stock and shared voting and dispositive power over 3,202,399 shares of Common Stock. Information regarding the beneficial ownership of our securities by Villere is taken from the most recent Amendment to the Schedule 13G filed by Villere dated January 14, 2009.

(3)	These securities are owned by various individual and institutional investors, including T. Rowe Price Small-Cap Value Fund, Inc. (which owns 2,070,000 shares of Common Stock directly, representing 9.0% of the shares of the Common Stock outstanding), which T. Rowe Price Associates, Inc. (Price Associates) serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. Information regarding the beneficial ownership of our securities by T. Rowe Price is taken exclusively from Amendment No. 8 to the Schedule 13G filed by T. Rowe Price dated February 12, 2010.

(4)	The Clark Estates, Inc. is a private investment firm. Kevin S. Moore, one of our directors, is the President and a director of that firm and is the President of Ninth Floor Corporation, which is the general partner of Clark Partners I, L.P. The Clark Estates, Inc. provides management and administrative services to Clark Partners I, L.P., which in turn owns certain of our securities. Information regarding the beneficial ownership of our securities by The Clark Estates, Inc. is taken from Amendment No. 7 to the Schedule 13D filed by that firm on February 14, 2008.

(5)	All shares beneficially owned by Mr. Curran were issued under the Directors Stock Plan and are subject to restrictions on transfer. For a discussion of the Restricted Stock Plan for Non-Employee Directors (the “Directors Stock Plan”), see “Director Compensation—Directors Stock Plan” below.

(6)	Consists of (a) 25,800 shares of Common Stock that Ms. Gold holds directly and (b) 30,000 shares of Common Stock covered by outstanding options that are currently exercisable. The shares of Common Stock held directly by Ms. Gold include 18,000 shares of Common Stock issued under the Directors Stock Plan, which are subject to restrictions on transfer. For a discussion of stock options held by independent directors, all of which are currently exercisable, see “Director Compensation—1996 Non-Employee Directors Stock Option Plan” below. Please also see “Director Option Exercises in 2009” below.

(7)	Consists of (a) 5,500 shares of Common Stock that Mr. Hull holds directly, (b) 10,000 shares of Common Stock covered by outstanding options that are currently exercisable, and (c) 426,005 shares of Common Stock held in the Charles William Hull and Charlene Antoinette Hull 1992 Revocable Living Trust (the “Hull Trust”) for which Mr. and Mrs. Hull serve as trustees. The shares of Common Stock held directly by Mr. Hull include 5,000 shares of Common Stock granted to him under the 2004 Incentive Stock Plan, which are subject to forfeiture in certain circumstances. Mr. Hull maintains a Rule 10b5-1 Sales Plan pursuant to which his brokerage firm sells a designated number of shares of Common Stock each month for the account of the Hull Trust; provided that the market price of the Common Stock on the date of sale is above a specified price.

(8)	Consists of (a) 97,391 shares of Common Stock that Mr. Kever holds directly, (b) 37,500 shares of Common Stock covered by outstanding options that are currently exercisable and (c) 32,891 shares of Common Stock held by an irrevocable trust for the benefit of Mr. Kever’s minor children. Mr. Kever disclaims beneficial ownership of the shares and other securities held by that trust except to the extent of his pecuniary interest in them. The shares of Common Stock held directly by Mr. Kever include 18,000 shares of Common Stock issued under the Directors Stock Plan, which are subject to restrictions on transfer. See “Director Option Exercises in 2009” below.

(9)	Consists of (a) 815,444 shares of Common Stock that Mr. Loewenbaum holds directly, (b) 110,847 shares held in the name of Lillian Shaw Loewenbaum, Mr. Loewenbaum’s spouse, (c) 11,093 shares held in the name of The Lillian Shaw Loewenbaum Trust for which Mr. and Mrs. Loewenbaum serve as trustees, (d) 102,147 shares held in the name of The Loewenbaum 1992 Trust for which Mr. and Mrs. Loewenbaum serve as trustees, (e) 251,900 shares held in the name of G. Walter Loewenbaum CGM Profit Sharing Custodian, G. Walter Loewenbaum Trustee, Mr. Loewenbaum’s pension plan,

(f) 33,509 shares held in the name of the Anna Willis Loewenbaum 1993 Trust for which Mr. and Mrs. Loewenbaum serve as trustees, (g) 49,579 shares held in the name of the Elizabeth Scott Loewenbaum 1993 Trust for which Mr. and Mrs. Loewenbaum serve as trustees, (h) 21,824 shares held in the name of Wally’s Trust u/w/o Joel Simon Loewenbaum for which Mr. Loewenbaum serves as trustee, (i) 23,855 shares held in the name of Waterproof Partnership, L.P. of which Mr. Loewenbaum and his wife are the general partners, (j) 79,408 shares held in the name of The GWL 2008 Annuity Trust for which G. Walter Loewenbaum serves as trustee and (k) 85,000 shares of Common Stock covered by outstanding options that are currently exercisable. Mr. Loewenbaum disclaims beneficial ownership except to the extent of his pecuniary interest therein of any securities not directly held by him. The shares of Common Stock held directly by Mr. Loewenbaum include 18,000 shares of Common Stock issued under the Directors Stock Plan, which are subject to restrictions on transfer. See “1996 Non-Employee Directors Stock Option Plan” below.

(10)	Consists of (a) 22,150 shares of Common Stock that Mr. Moore holds directly, (b) 30,000 shares issuable upon exercise of currently exercisable outstanding options and (c) 2,223,157 shares beneficially owned by The Clark Estates, Inc., with respect to which Mr. Moore disclaims beneficial ownership except to the extent of his pecuniary interest therein. The shares of Common Stock held directly by Mr. Moore include 18,000 shares of Common Stock issued under the Directors Stock Plan, which are subject to restrictions on transfer.

(11)	Consists of (a) 282,616 shares of Common Stock that Mr. Reichental owns directly and (b) 400,000 shares covered by currently exercisable outstanding options. The shares of Common Stock held directly by Mr. Reichental include (i) 50,000 shares of Common Stock granted to him under the 2004 Incentive Stock Plan, which are subject to forfeiture in certain circumstances, and (ii)100,000 shares that are pledged pursuant to a customary margin account arrangement. For information relating to the 2004 Incentive Stock Plan, see “Executive Compensation—Compensation Discussion and Analysis—Long-Term Equity Compensation” below.

(12)	All shares beneficially owned by Mr. Van Riper were issued under the Directors Stock Plan and are subject to restrictions on transfer.

(13)	Consists of (a) 55,112 shares of Common Stock that Mr. Grace holds directly and (b) 40,000 shares covered by currently exercisable outstanding options. The shares of Common Stock held directly by Mr. Grace include 17,600 shares of Common Stock granted to him under the 2004 Incentive Stock Plan, which are subject to forfeiture in certain circumstances.

(14)	The shares of Common Stock held directly by Mr. Gregoire include 40,000 shares of Common Stock granted to him under the 2004 Incentive Stock Plan, which are subject to forfeiture in certain circumstances.

(15)	Consists of (a) 30,728 shares of Common Stock that Mr. McAlea owns directly, and (b) 130,000 shares covered by currently exercisable outstanding options. The shares of Common Stock held directly by Mr. McAlea include 15,000 shares of Common Stock granted to him under the 2004 Incentive Stock Plan, which are subject to forfeiture in certain circumstances.

(16)	All shares beneficially owned by Ms. Welke were issued under the Directors Stock Plan and are subject to restrictions on transfer.

(17)	Consists of an aggregate of (a) 4,776,249 shares of outstanding Common Stock beneficially owned, directly or indirectly, by all 12 directors, executive officers and operating officers as a group and (b) 762,500 shares covered by currently exercisable outstanding options. A total of 100,000 of the shares of Common Stock owned directly by such persons are pledged pursuant to customary margin account arrangements. The amounts of these securities beneficially owned by directors and officers named in the Summary Compensation Table below are referred to in the notes above.

PROPOSAL ONE

ELECTION OF DIRECTORS

At the Annual Meeting, the stockholders will elect the whole Board of Directors to serve until the 2011 Annual Meeting and until their successors are elected and qualified. Miriam V. Gold, who has served as a director since 1994, has decided to retire from the Board of Directors effective as of the adjournment of the 2010 Annual Meeting, at which time the number of directors will be reduced to eight. The Company wishes to express its appreciation to Ms. Gold for her long and dedicated service as a director.

The Board of Directors, based upon the recommendation of the Corporate Governance and Nominating Committee, has designated as nominees for election the eight persons named below, all of whom currently serve as directors.

In nominating each of those individuals, the Governance Committee and the Board considered, among other things, the Board’s Corporate Governance Guidelines and Qualifications for Nomination to the Board, which were adopted in 2004 and are posted on our website at www.3DSystems.com. These qualifications include, among other factors, a candidate’s ethical character, experience and diversity of background as well as whether the candidate is independent under applicable listing standards and financially literate. In considering the re-nomination of these individuals, the Committee and the Board also took into consideration the following additional factors relating to each director since the 2009 Annual Meeting:

•	Such director’s contributions to the Board;

•	The absence of any material change in such director’s employment or responsibilities with any other organization;

•	Such director’s attendance at meetings of the Board and the Board committees on which such director serves and such director’s participation in the activities of the Board and such committees;

•	The absence of any relationships with the Company or another organization, or any other circumstances that have arisen, that might make it inappropriate for the director to continue serving on the Board; and

•	The director’s age and length of service on the Board. We have not adopted a retirement policy for directors.

The background and experience of each of the nominees for director that the Governance Committee and the Board considered in evaluating each nominee is set forth opposite their respective names in “Information Concerning Nominees” below. See also “Corporate Governance Matters” below, which discloses additional information about the nominees. The Governance Committee and the Board considered each nominee’s overall business experience, contributions to Board activities during the preceding year and independence in their evaluation of each nominee in conjunction with the factors discussed above, but did not otherwise give greater weight to any of the factors cited above compared with any of the others. The Board believes that each of the nominees for director is well qualified to continue to serve as a director of the Company.

Shares of Common Stock properly voted at the Annual Meeting by any of the means discussed above will be voted FOR the election of the nominees named below unless you otherwise withhold your vote for any or all of the nominees in your voting instructions or your proxy. If any nominee becomes unavailable for any reason or if a vacancy should occur before the election (which events are not anticipated), the holders of such proxies may vote shares represented by a duly executed proxy in favor of such other person as they may determine.

The Board of Directors unanimously recommends that you vote
FOR
the nominees listed below.

Information Concerning Nominees

The following table sets forth for each nominee for director, his or her business experience, the year in which he or she first became a director, his or her age as of the record date for the Annual Meeting, and any directorships in publicly owned companies or registered investment companies that such nominee has held during the past five years.

		Director
Name	Business Experience	Since	Age

William E. Curran	Mr. Curran is non-executive Chairman and Director of Resonant Medical, an early-stage privately owned company specializing in three-dimensional ultrasound image-guided adaptive radio therapy products. He also served until May 2009 as a director of Ventracor, a global medical device company which produced an implantable blood pump, at which time the directors brought in an administrator under Australian law. For more than five years prior to 2004, he held diverse functional and senior management positions with Philips Electronics and Philips Medical Systems. His experience at Philips Medical Systems, a medical device manufacturer, included positions as Chief Operating Officer and Chief Financial Officer, and while at Philips Electronics North America he served as President and Chief Executive Officer as well as Chief Financial Officer.	2008	61
Charles W. Hull	Executive Vice President and Chief Technology Officer of the Company. He has served as a director and in various executive positions with us for more than five years. He is a founder of the Company and has served as Chief Technology Officer since 1997 and as Executive Vice President since 2000. He has also previously served in various other of our executive capacities, including Chief Executive Officer, Vice Chairman of the Board of Directors and President and Chief Operating Officer.	1993	70
Jim D. Kever	Mr. Kever has been a Principal in Voyent Partners, LLC, a venture capital firm, since 2001. He is also a director of Luminex Corporation, a manufacturer of laboratory testing equipment, Tyson Foods, Inc., an integrated processor of food products, and Emdeon Business Services LLC and EBS Master, a provider of healthcare revenue and payment cycle solutions. He previously served as a director of Transaction Systems Architects, Inc., a supplier of electronic payment software products and network integration solutions until 2007 and as the President and Co-Chief Executive Officer of the Transaction Services Division of WebMD Corporation (formerly Envoy Corporation), an internet healthcare services company, from 1995 to 2001, and prior to 1995 he served as Envoy Corporation’s Executive Vice President, Secretary and General Counsel.	1996	57

		Director
Name	Business Experience	Since	Age

G. Walter Loewenbaum, II	Chairman of the Board of Directors. Mr. Loewenbaum is the Chairman of Finetooth Enterprises, Inc. d/b/a Mumboe (formerly STI Healthcare, Inc.), a software developer that develops and hosts contract management applications. Until 2004, he was a director, and for a time Managing Director, of LeCorgne Loewenbaum LLC, an investment banking firm. Previously, he served as Chairman and Chief Executive Officer of Loewenbaum & Company (formerly Southcoast Capital Corp.), an investment banking and investment management firm that he founded. Mr. Loewenbaum also serves as the Chairman of the Board of Luminex Corporation, a manufacturer of laboratory testing equipment.	1999	65
Kevin S. Moore	Mr. Moore has been with The Clark Estates, Inc., a private investment firm, for more than ten years, where he is currently President and a director. He is also a director of Aspect Resources LLC, The Clark Foundation and the National Baseball Hall of Fame & Museum, Inc. He previously served as a director of Cyberonics, Inc., a manufacturer of implantable medical devices, until 2006.	1999	55
Abraham N. Reichental	President and Chief Executive Officer of the Company for more than five years. He is also a director of Finetooth Enterprises, Inc. d/b/a Mumboe. He became our President and Chief Executive Officer in September 2003. Previously, for more than five years, he served in various executive management positions with Sealed Air Corporation, a global manufacturer of protective, specialty and food packaging materials, most recently serving as Vice President and General Manager of Sealed Air’s Shrink Packaging Division from May 2001 until September 2003 and previously as Vice President Asia-Pacific.	2003	53
Daniel S. Van Riper	Mr. Van Riper is an independent financial consultant and from January 2002 to June 2005 was Special Advisor to Sealed Air Corporation. Previously, he was Senior Vice President and Chief Financial Officer of that company. He is a director of Hubbell Incorporated, a manufacturer of electrical and electronics products. He previously served as a director of DOV Pharmaceutical, Inc., a biopharmaceutical company, until 2008 and New Brunswick Scientific Co., Inc., a manufacturer of biotechnology equipment, until 2007 and was Senior Vice President and Chief Financial Officer of Sealed Air Corporation between July 1998 and January 2002. Prior to July 1998, he was a partner of KPMG LLP, a public accounting firm, for 25 years.	2004	69
Karen E. Welke	Ms. Welke held executive positions for more than 25 years at 3M Corporation where she last served as Group Vice President of its Medical Markets Group. During her tenure at 3M, she also had significant international experience, having served as Managing Director of 3M France for four years and previously as the European Healthcare Group Product Director headquartered in Brussels, Belgium. She is retired and currently serves as a director of Millipore Corporation. She previously served as a director of Pentair, Inc. for 12 years until retiring in May 2007, including 9 years as the Chair of the Audit Committee.	2008	65

CORPORATE GOVERNANCE MATTERS

Responsibility and Oversight

Consistent with Delaware law, our business is managed by our officers under the direction and oversight of the Board of Directors. In exercising its oversight responsibilities, as permitted by law, the Board receives and relies on reports and other information provided by management, reviews and approves matters that it is required or permitted by law or our certificate of incorporation or by-laws, each as amended, to approve, and inquires into such other matters as it deems appropriate, including our business plans, prospects and performance, succession planning, risk management and other matters for which it has oversight responsibility.

As discussed below, the Board also maintains several standing committees with oversight responsibility for various Board functions.

Director Independence

The Board of Directors is comprised of a majority of independent directors. The Board has determined that Mmes. Gold and Welke and Messrs. Curran, Kever, Loewenbaum, Moore and Van Riper are independent directors as defined in the listing standards of The Nasdaq Stock Market LLC and that these directors have no relationships with us that, in the opinion of the Board, would interfere with their exercise of independent judgment in carrying out their responsibilities as a director.

Meeting Attendance

Each member of the Board of Directors attended at least 75 percent of the aggregate number of meetings of the Board of Directors and of the committees of the Board on which he or she served during 2009.

Board Leadership Structure

As noted above, Mr. Loewenbaum, an independent director, serves as Chairman of the Board of Directors, a position that he has held since 1999, and as a result the Board has separated the position of its Chairman from the position of Chief Executive Officer.

While the Board believes that the separation of the positions of Chairman and Chief Executive Officer has been beneficial to the Company, the Board does not view any particular Board leadership structure as being preferable to any other. Accordingly, in the event that any future change in the Board’s leadership structure occurs (which the Board does not currently expect to happen), the Board will take such actions with respect to its leadership structure as it then considers to be appropriate.

2009 Meetings of the Board of Directors

During 2009, the Board of Directors held 11 meetings. The Board holds executive sessions with only independent directors in attendance at its regular meetings and at other meetings when circumstances warrant those sessions.

Committees of the Board of Directors

The Board of Directors maintains an Audit Committee, a Compensation Committee, a Corporate Governance and Nominating Committee, and an Executive Committee. The Board has determined that each of the members of these committees is an independent director, as described above, except that Mr. Reichental, as CEO, is not an independent member of the Executive Committee. Each of these committees operates under a written charter that has been approved by the Board and is posted on our website, which can be viewed by going to www.3DSystems.com and clicking on the “Investors” tab, then the “Corporate Governance” tab and then selecting the appropriate charter from the list of documents on the web page.

The following table below provides membership information for each of the Board’s standing committees as of the date of this Proxy Statement.

Corporate
Governance and
	Audit	Compensation	Nominating	Executive
Director Name	Committee	Committee	Committee	Committee

William E. Curran	X			X
Miriam V. Gold		X	X
Jim D. Kever			X
G. Walter Loewenbaum, II		X		X *
Kevin S. Moore	X		X *	X
Abraham N. Reichental				X
Daniel S. Van Riper	X *	X
Karen E. Welke		X *

*	Chairperson

Audit Committee

The principal responsibilities of the Audit Committee are to assist the Board of Directors in fulfilling its responsibilities for:

•	monitoring and overseeing our systems of internal accounting and financial controls;

•	our public reporting processes;

•	the retention, performance, qualifications and independence of our independent registered public accounting firm;

•	the performance of our internal audit function;

•	the annual independent audit of our consolidated financial statements;

•	the integrity of our consolidated financial statements; and

•	our compliance with legal and regulatory requirements.

The Audit Committee has the ultimate authority and responsibility to select, evaluate and approve the terms of retention and compensation of, and, where appropriate, to replace our independent registered public accounting firm, subject to ratification of the selection of that public accounting firm by our stockholders at the Annual Meeting. The current members of the Audit Committee are Messrs. Van Riper (Chairman), Curran and Moore. Mr. Curran became a member of the Audit Committee on November 10, 2009 upon the retirement of Jim D. Kever as a member of that Committee.

The Board of Directors has determined that all members of the Audit Committee meet the independence standards for audit committee members set forth in The Sarbanes-Oxley Act of 2002 and in the listing standards of The Nasdaq Stock Market LLC. The Board has also determined that each member of the Audit Committee is an “audit committee financial expert” as defined in the regulations of the Securities and Exchange Commission and therefore meets the requirement of the listing standards of The Nasdaq Stock Market LLC of having accounting or related financial management expertise.

The Audit Committee held nine meetings in 2009, and it also held private sessions with our independent registered public accounting firm and the Director of Internal Audit at several of its meetings. Our Director of Internal Audit reports to the Chairman of the Audit Committee.

The report of the Audit Committee is set forth beginning on page 42 of this Proxy Statement.

Compensation Committee

The Compensation Committee is comprised solely of independent directors, as that term is defined in the listing standards of The Nasdaq Stock Market LLC and Section 162(m) of the Internal Revenue Code. The members of the Compensation Committee are also Non-Employee Directors as defined in Rule 16b-3(b)(3)(i) under the Securities Exchange Act of 1934. The principal responsibilities of the Compensation Committee are to:

•	review the performance and compensation of our Chief Executive Officer;

•	determine the compensation of all of our other executive officers and of any of our other employees or employees of any of our subsidiaries with a base annual salary of $200,000 or more;

•	administer our equity compensation plans and authorize the issuance of shares of Common Stock and other equity instruments under those plans; and

•	perform the duties and responsibilities of the Board of Directors under our Section 401(k) Plan.

Consistent with the requirements of the listing standards of The Nasdaq Stock Market LLC, the Chief Executive Officer may not be present during voting or deliberations regarding his or her compensation.

The report of the Compensation Committee appears on page 33 of this Proxy Statement.

The members of the Compensation Committee are Mmes. Gold and Welke (Chair) and Messrs. Loewenbaum and Van Riper. The Compensation Committee held five meetings in 2009, in addition to various unanimous consents.

Compensation Committee Interlocks and Insider Participation

Since 2006, Mr. Reichental, the President and CEO of the Company, has served as a director of Finetooth Enterprises, Inc. d/b/a Mumboe, a company for which Mr. Loewenbaum currently serves as Chairman and, prior to 2008, served as an executive officer. There has been no financial transaction, arrangement or relationship between the Company and Mr. Loewenbaum or any immediate family member since 2006 in which Mr. Loewenbaum or any immediate family member had or will have a direct or indirect material interest. See “Security Ownership of Certain Beneficial Owners and Management” above and “Director Compensation” below.

None of the other our current executive officers served during 2009 as a director of any entity with which any of our outside directors is associated or whose executive officers served as one of our directors, and, except as noted below, none of the members of the Compensation Committee has been an officer or employee of the Company or any of our subsidiaries.

Mr. Loewenbaum, while previously elected as a director of the Company, was an employee of the Company from 1999 until 2002.

Corporate Governance and Nominating Committee

The principal responsibilities of the Corporate Governance and Nominating Committee are to:

•	assist the Board in identifying individuals qualified to become Board members;

•	recommend to the Board nominees to be elected at annual meetings of stockholders;

•	fill vacancies or newly created directorships at other times;

•	recommend to the Board the corporate governance guidelines applicable to the Company;

•	lead the Board in its reviews of the performance of the Board and its committees; and

•	recommend to the Board nominations of the directors to serve on each committee.

The current members of the Corporate Governance and Nominating Committee are Messrs. Moore (Chairman) and Kever and Ms. Gold, each of whom is an independent director as defined in the listing standards of The Nasdaq Stock Market LLC. The Corporate Governance and Nominating Committee held two meetings in 2009.

Executive Committee

The principal responsibilities of the Executive Committee are to function on behalf of the Board of Directors during intervals between meetings of the Board and to guide our strategic planning.

The members of the Executive Committee are Messrs. Loewenbaum (Chair), Curran, Moore and Reichental. The Executive Committee held two meetings in 2009.

Stockholdings of Directors

Among the factors considered under our “Qualifications for Nomination to the Board” discussed above is an expectation that each director will hold during his or her term of office a meaningful number of shares of our Common Stock. Shares awarded under the Restricted Stock Plan for Non-Employee Directors and shares acquired upon the exercise of options granted under our 1996 Stock Option Plan for Non-Employee Directors are taken into account as are any other securities that the director holds. It is expected that directors will retain during their term of office at least 50% of the shares of Common Stock acquired under those Plans. Several of our directors beneficially own substantial numbers of shares of our Common Stock. See “Security Ownership of Certain Beneficial Owners and Management” above and “Director Compensation” below.

Policy on Attending Annual Meetings

We encourage, but do not require, all incumbent directors and director nominees to attend our annual meetings of stockholders. All of the directors then in office attended our 2009 Annual Meeting of Stockholders.

Stockholder Communications with the Board of Directors

Stockholders may communicate with the Board by sending an email to BoardofDirectors@3DSystems.com or by sending a letter to the Board of Directors of 3D Systems Corporation, c/o Corporate Secretary, 333 Three D Systems Circle, Rock Hill, South Carolina 29730. All communications must contain a clear notation indicating that they are a “Stockholder-Board Communication” or a “Stockholder-Director Communication” and must identify the author as a stockholder.

The office of the Corporate Secretary will receive the correspondence and forward appropriate correspondence to the Chairman of the Board or to any individual director or directors to whom the communication is directed. We reserve the right not to forward to the Board any communication that is hostile, threatening or illegal, does not reasonably relate to the Company or its business, or is similarly inappropriate. The office of the Corporate Secretary has authority to discard or disregard any inappropriate communication or to take any other action that it deems to be appropriate with respect to any inappropriate communications.

Code of Conduct and Code of Ethics

Our Code of Conduct applies to all of our employees worldwide, including all of our officers. We separately maintain a Code of Ethics that applies to our Chief Executive Officer, Chief Financial Officer, all other senior financial executives and to directors of the Company when acting in their capacity as directors.

These documents are designed to set the standards of business conduct and ethics for our activities and to help directors, officers and employees resolve ethical issues. The purpose of our Code of Conduct and our Code of Ethics is to provide assurance to the greatest possible extent that our business is conducted in a consistently legal and ethical manner. Employees may submit concerns or complaints regarding ethical issues on a confidential basis by means of a toll-free telephone call to an assigned voicemail box. We investigate all concerns and complaints.

We intend to disclose amendments to, or waivers from, any provision of the Code of Ethics that applies to our Chief Executive Officer, Chief Financial Officer, principal accounting officer or controller and persons performing similar functions and that relates to any element of the Code of Ethics described in Item 406(b) of Regulation S-K by posting such information on our website, which can be viewed by going to www.3DSystems.com and clicking on the “Investors” tab, then the “Corporate Governance” tab and then selecting the document titled “Code of Conduct” or “Code of Ethics” from the list of documents on the web page. There have been no such waivers or amendments since the date of our 2009 Proxy Statement.

Related Party Transaction Policies and Procedures

In addition to the provisions of our Code of Conduct and Code of Ethics that deal with conflicts of interest and related-party transactions, we have adopted a Related Party Transaction Policy that is designed to confirm our position that related-party transactions should be avoided except when they are in our interests and to require that certain types of transactions that may create conflicts of interest or other relationships with related parties are approved in advance by the Board of Directors and a committee composed of directors who are independent and disinterested with respect to the matter under consideration. This policy applies to transactions meeting the following criteria:

•	the amount involved will or may be expected to exceed $120,000 in any calendar year;

•	we or any of our subsidiaries would be a participant; and

•	any person who is or was in the current or immediately preceding calendar year an executive officer, director, director nominee, greater than five percent beneficial owner of our Common Stock or immediate family member of any of the foregoing has or will have a direct or indirect interest.

In adopting this policy, the Board reviewed certain types of transactions and deemed them to be pre-approved even if the amount involved exceeds $120,000. These types of transactions include:

•	employment arrangements with executive officers where such executive officer’s employment in that capacity and compensation for serving as an executive officer has been approved by the Board, the Compensation Committee or another committee of independent directors;

•	director compensation arrangements where such arrangement has been approved by the Corporate Governance and Nominating Committee (or another committee of independent directors) and the Board;

•	awards to executive officers and directors under compensatory plans and arrangements pursuant to our 2004 Incentive Stock Plan and 2004 Restricted Stock Plan for Non-Employee Directors, the exercise by any executive officer or director of any previously awarded stock option that is exercised in accordance with its terms and any grants or awards made to any director or executive officer under any other equity compensation plan that has been approved by our stockholders;

•	certain transactions with other companies where a related party has a de minimis relationship (as described in the policy) with the other company and the amount involved in the transaction does not exceed the lesser of $500,000 or two percent of the other company’s total annual revenue;

•	charitable contributions made by us to a charitable organization where a related party has a de minimis relationship and the amount involved does not exceed the lesser of $10,000 or two percent of the charitable organization’s total annual receipts and charitable contributions under any matching program maintained by us that is available on a broad basis to employees generally; and

•	other transactions where all security holders receive proportional benefits.

Under the terms of our Related Party Transaction Policy, when considering whether to approve a proposed related party transaction, factors to be considered include, among other things, whether such transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No transactions that would constitute related-party transactions were considered by the Board or any of its committees since the beginning of 2009.

A copy of our Related Party Transaction Policy is posted on our website, which can be viewed by going to www.3DSystems.com and clicking on the “Investors” tab, then the “Corporate Governance” tab and then selecting the document titled “Related Party Transaction Policies and Procedures” from the list of documents on the web page.

Availability of Information

As noted above:

•	The Board of Directors has adopted a series of corporate governance documents, including Corporate Governance Guidelines, a Code of Conduct for our employees, a Code of Ethics for Senior Financial Executives and Directors and a Related Party Transaction Policy; and

•	Each standing committee of the Board operates under a written charter that has been approved by the Board.

Each of these documents is available online and can be viewed on our website by going to www.3DSystems.com and clicking on the “Investors” tab, then the “Corporate Governance” tab and then selecting the appropriate document from the list on the web page.

DIRECTOR COMPENSATION

Director Compensation for 2009

The following table sets forth information concerning all compensation paid to each of our independent directors for their services as a director during the year ended December 31, 2009.

	Fees Earned
	or Paid	Stock
Name	in Cash	Awards(1)	Total(2)

G. Walter Loewenbaum, II	$180,000	$20,907	$200,907
William E. Curran	39,663	20,907	60,570
Miriam V. Gold	37,000	20,907	57,907
Jim D. Kever	50,364	20,907	71,271
Kevin S. Moore	67,750	20,907	88,657
Daniel S. Van Riper	100,500	20,907	121,407
Karen E. Welke	36,500	20,907	57,407

(1)	Represents the grant date fair value of awards (the “Grant Date Fair Value”) made in 2009 under the Directors Stock Plan. Grant Date Fair Value includes awards of 3,000 shares of Common Stock made to each such director on May 19, 2009 minus the $3.00 purchase price for the shares covered by each award paid by the recipients. Such awards were, as provided for by such Plan, valued based on the closing market price of our Common Stock ($6.97 per share) on May 19, 2009, the date of grant. We have accounted for all of such shares in accordance with Accounting Standards Codification Section 718 (“ASC 718”), “Stock Compensation.”

As of December 31, 2009, each of our independent directors then in office had received since the Plan’s adoption in 2004 awards covering 18,000 shares of restricted stock pursuant to this Plan, except for Mr. Van Riper who was first elected to the Board of Directors in 2004 and had received awards covering 17,323 shares of restricted stock pursuant to this Plan, Mr. Curran who was first elected to the Board on January 24, 2008 and had received awards covering 7,970 shares of restricted stock pursuant to this Plan, and Ms. Welke who was first elected to the Board on May 20, 2008 and had received awards covering 7,000 shares of restricted stock pursuant to this Plan. See “Directors Stock Plan” below.

(2)	As of December 31, 2009, certain of our independent directors held vested, unexercised stock options granted to them prior to December 31, 2003 covering the following number of shares of Common Stock: Mr. Loewenbaum—85,000 shares; Ms. Gold—37,500 shares; Mr. Kever—37,500 shares; and Mr. Moore—37,500 shares. The other independent directors held no options. See “1996 Non-Employee Directors Stock Option Plan” below.

Directors’ Fees

Director compensation is set by the Board, based upon the recommendation of the Corporate Governance and Nominating Committee. We pay the following cash compensation to directors:

1.	Mr. Loewenbaum, as the Chairman of the Board of Directors, receives a fee of $180,000 per annum for serving as Chairman.

2.	Directors (other than the Chairman of the Board) who are not officers or employees of the Company receive an annual retainer of $15,000.

3.	Each member of the Audit Committee (other than its Chairman) receives a $10,000 annual retainer.

4.	The Chairman of the Audit Committee receives a $50,000 retainer.

5.	The Chairs of the Compensation Committee and the Corporate Governance and Nominating Committee each receive $5,000 retainers.

6.	The following meeting fees are paid to independent directors other than the Chairman of the Board:

(a)	A meeting fee of $2,000 for each regular or special Board meeting attended.

(b)	Members of the Audit Committee receive a fee of $2,000 for each committee meeting attended on a day other than a day on which the Board is holding a regularly scheduled Board meeting.

(c)	For meetings of other standing committees of the Board, members of those committees receive a fee of $1,500 for each committee meeting attended on a day other than a day on which the Board is holding a regularly scheduled Board meeting.

(d)	For meetings of any standing committee of the Board attended by a member of such committee on a day on which the Board is holding a regularly scheduled Board meeting, attendees receive 50% of the meeting fee that would otherwise be payable to such director.

(e)	A director who attends by invitation a meeting of a committee that he or she is not a member of is similarly entitled to receive a meeting fee.

Mmes. Gold and Welke and Messrs. Curran, Kever, Moore and Van Riper are entitled to receive these cash directors’ fees.

As discussed below, independent directors also participate in the Directors Stock Plan, and, prior to its termination in 2004, certain of them participated in the 1996 Non-Employee Directors Stock Option Plan. Directors are also entitled to be reimbursed for their expenses of attendance at meetings of the Board of Directors or its committees.

Messrs. Reichental and Hull, our other directors, are also executive officers of the Company. Their compensation is described below under “Executive Compensation.”

Directors Stock Plan

The stockholders approved the Directors Stock Plan in May 2004. Under this Plan, each director who is neither one of our officers or employees nor an officer or employee of any of our subsidiaries or affiliates (referred to in the Plan as a “Non-Employee Director”) is eligible to receive grants of Common Stock under the Plan as described below. Of the current directors, Messrs. Curran, Loewenbaum, Kever, Moore and Van

Riper and Mmes. Gold and Welke are entitled to participate in this Plan and to receive stock grants, as follows:

•	Annual Grants. Upon the adjournment of each annual meeting of the stockholders, each Non-Employee Director who has been elected a director at that annual meeting receives a grant of 3,000 shares of Common Stock.

•	Interim Grants. Any Non-Employee Director who is first elected a director other than at an annual meeting receives on the date of election a pro rata portion of the annual grant that the director would have received if elected at the preceding annual meeting.

•	Initial Grants. Each newly elected Non-Employee Director receives an initial grant of 1,000 shares of Common Stock when he or she is first elected to the Board.

As a condition of each award under this Plan, each participant is required to pay an issue price equal to the $0.001 par value per share of Common Stock issued under the Plan, to execute an agreement to hold the shares covered by such grant in accordance with the terms and conditions of the Plan (including without limitation restrictions on transferability provided for in the Plan) and to comply with certain other terms and conditions of the grant. Except in limited circumstances provided for in the Plan, a Non-Employee Director is not permitted to sell, transfer, pledge or otherwise dispose of shares of Common Stock awarded under the Plan as long as (a) the Non-Employee Director remains a director of the Company or (b) a change of control as provided for in the Plan has not occurred. Non-Employee Directors who hold shares of Common Stock under the Plan are entitled to voting rights and any dividends paid with respect to such shares. Shares of Common Stock issued under the Plan are considered to be fully vested when issued.

The Plan authorizes the issuance of up to 200,000 shares of Common Stock for awards under the Plan, subject to adjustment in the event of changes in the Common Stock by reason of any stock dividend, stock split, combination of shares, reclassification, recapitalization, merger, consolidation, reorganization or liquidation. No such adjustment had occurred as of the date of this Proxy Statement. At December 31, 2009, 86,707 shares of Common Stock remained available for issuance under this Plan. We record an amount equal to the fair market value of each award on the date of grant less the amount paid by the director for the number of shares awarded as director compensation expense in our accounts as of the date of grant.

The Directors Stock Plan does not prevent the Board of Directors from exercising its authority to approve the payment of additional fees to members of the Board of Directors, to adopt additional plans or arrangements relating to the compensation of directors or to amend the existing cash fees paid to directors.

The number of shares awarded to each Non-Employee Director since the adoption of the Plan in 2004 and their aggregate fair market value at December 31, 2009 ($11.30 per share) is set forth in the following table.

			Value at
	Prior		December 31,
Name	Years	2009	2009

G. Walter Loewenbaum, II	15,000	3,000	$203,400
Miriam V. Gold	15,000	3,000	203,400
Jim D. Kever	15,000	3,000	203,400
Kevin S. Moore	15,000	3,000	203,400
Daniel S. Van Riper	14,323	3,000	195,750
William E. Curran	4,970	3,000	90,061
Karen E. Welke	4,000	3,000	79,100

Total	83,293	21,000	$1,178,511

1996 Non-Employee Directors Stock Option Plan

Our 1996 Non-Employee Directors Stock Option Plan was terminated except as to outstanding options following the approval of the Directors Stock Plan at the 2004 Annual Meeting. Under the 1996 Non-Employee Directors Stock Option Plan, each independent director received stock options covering 10,000 shares of Common Stock at the first meeting of the Board of Directors following each annual meeting of the stockholders. Ms. Gold and Messrs. Kever, Loewenbaum and Moore participated in this Plan.

These options were granted with an exercise price equal to 100% of the fair market value of the Common Stock on the date of grant. These options vested as to one-third of the shares covered by each grant on the first, second and third anniversaries of the date of grant, and are thereafter exercisable until the tenth anniversary of the grant date, subject to certain limitations if the option holder ceases to be a director. All options previously granted under this plan became fully vested in accordance with their terms in 2006, and no options were granted under it subsequent to 2003.

The following table sets forth for each of the current directors who hold options granted to them under the 1996 Non-Employee Directors Stock Option Plan, the number of shares of Common Stock underlying outstanding stock options previously granted under that Plan held at December 31, 2009 and the option exercise prices and expiration dates of each of those options.

	Number of
	Securities
	Underlying	Option
	Unexercised	Exercise	Option
Name	Options	Price	Expiration Date

G. Walter Loewenbaum, II	10,000	$8.13	8/26/2013	(1)
Miriam V. Gold(2)	7,500	10.68	5/2/2010	(3)
	10,000	16.06	5/9/2011
	10,000	14.24	5/14/2012
	10,000	8.13	8/26/2013
Jim D. Kever	7,500	10.68	5/2/2010
	10,000	16.06	5/9/2011
	10,000	14.24	5/14/2012
	10,000	8.13	8/26/2013
Kevin S. Moore	7,500	10.68	5/2/2010	(4)
	10,000	16.06	5/9/2011
	10,000	14.24	5/14/2012
	10,000	8.13	8/26/2013

(1)	At December 31, 2009, Mr. Loewenbaum held fully vested options covering an additional 75,000 shares of Common Stock that were awarded to him between 1999 and 2002, while he was an employee. These options have an exercise price of $11.75 per share and an expiration date of February 12, 2012.

(2)	If not exercised, under the terms of the 1996 Non-Employee Directors Stock Option Plan, Ms. Gold’s remaining options will expire upon the earlier to occur of the respective option expiration dates and the third anniversary of her retirement as a director.

(3)	Ms. Gold carried out a cashless exercise of these options on March 3, 2010, prior to their May 2, 2010 expiration, realizing $30,449 of value on exercise.

(4)	Mr. Moore carried out a cashless exercise of these options on March 1, 2010, prior to their May 2, 2010 expiration, realizing $30,324 of value on exercise.

Director Option Exercises in 2009

The following table reflects the amounts received by directors upon the exercise of outstanding options during 2009. Each of these options had an exercise price of $5.63 per share and an expiration date of May 20, 2009. These options were exercised prior to their expiration date.

	Option Awards
	Number of
	Shares	Value
	Acquired on	Realized on
Name	Exercise	Exercise(1)

Miriam V. Gold	7,500	$7,666
Jim D. Kever	7,500	$10,088

(1)	The amount set forth in this column reflects the difference between the closing market price of our Common Stock on each date of exercise and the $5.63 per share exercise price of the options.

EMPLOYEE COMPENSATION AND ATTENDANT RISKS

We maintain a compensation program for all of our employees (including our executives) that is based upon the following objectives:

•	To attract employees, and once hired retain employees, with the skills and attributes that we need to promote the growth and success of our business;

•	To motivate our employees to achieve our annual and long-term strategic objectives;

•	To reward performance based on the attainment of goals and objectives that are approved by management and the Board of Directors or its committees that are intended to benefit us and our stockholders;

•	To create an identity of interests between our employees and our stockholders; and

•	To encourage our employees to promote and conduct themselves in accordance with our values and Code of Conduct.

All of our employees receive either fixed annual salaries or hourly wages for performing their services to the Company. Certain of them, including our executive officers, participate in annual incentive compensation programs that are approved by the Board of Directors or its committees as part of the annual budgeting process, and participants in those programs have fixed incentive compensation targets that are approved in advance. See “Executive Compensation” below. Other employees receive commissions at pre-established percentages based on their sales or related activities with customers that are intended to provide incentives to their achieving previously approved sales or service objectives.

The compensation of each of our employees is subject to the oversight and approval of our Chief Executive Officer (the “CEO”), who reviews recommendations from our managers to whom each employee reports relating to the compensation of these individuals. Following a review of those recommendations, the CEO makes such modifications to each manager’s recommendations as he considers to be appropriate and approves the amount of any annual incentive compensation to be awarded to any employee with respect to the preceding calendar year, determines the amount of any adjustments to be made to the annual compensation of each such individual for the current year, and establishes target incentive bonuses for the current calendar year for each employee. He may also adjust compensation for specific individuals at other times during the year when there are significant changes in the responsibilities of such individuals or under other circumstances that he considers appropriate.

We believe that there are no substantial risks associated with our compensation practices and that any such risks that do exist are not reasonably likely to result in a material adverse effect on us. We endeavor to manage any of these risks that may arise through our system of internal financial and operational controls and our Board and management oversight processes.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Notwithstanding the discussion above, the Compensation Committee of the Board of Directors is responsible for setting the compensation of all executive officers, including the persons named in the Summary Compensation Table below (referred to below as “NEOs”). It is also responsible for setting the compensation of any other employees of the Company or our subsidiaries who have base annual salaries of $200,000 or more.

Our executive compensation program generally applies to all of our executive officers and management employees, and the compensation paid to management employees is generally subject to the same principles and guidelines that apply to our executive compensation program. Nevertheless, the following is a discussion and analysis of the material elements of our compensation program as it relates to the NEOs. As noted above, similar considerations apply to all of our employees except that, in the case of employees whose compensation is not subject to the Committee’s approval, the CEO is responsible for compensation matters relating to those employees. The following discussion focuses on:

•	the objectives of our compensation program, including the results and behaviors the program is designed to reward;

•	the process used to determine executive compensation;

•	each element of compensation;

•	the reasons why the Committee chooses to pay each element;

•	how the Committee determines the amount of or the formula used for each element; and

•	how each element and the Committee’s decisions regarding that element fit into the Committee’s stated objectives and affect the Committee’s decisions regarding other elements.

The purpose of this discussion is to put into perspective the Summary Compensation Table that is set forth below and the other tables and narrative disclosure that follow this discussion.

Objectives of Executive Compensation Program

The primary objectives of our executive compensation program are to:

•	attract executives, and once hired retain executives, with the skills and attributes that we need to promote the growth and success of our business;

•	motivate our executives to achieve our annual and long-term strategic objectives;

•	reward performance based on the attainment of goals and objectives that are approved by the Compensation Committee and are intended to benefit us and our stockholders;

•	create an identity of interests between our executives and our stockholders; and

•	encourage our executives to promote and conduct themselves in accordance with our values and Code of Conduct.

Determining Executive Compensation

The Committee conducts an annual review of the NEOs’ performance and compensation during the first quarter of each year. The purpose this annual review is:

•	To determine the amount of any annual incentive compensation to be awarded with respect to the preceding calendar year;

•	To determine the amount of any adjustments to be made to the annual salary of each such individual for the current year; and

•	To approve our incentive compensation program for the current year and establish target incentive bonuses for the current calendar year for each of our officers.

As part of this review, our CEO submits recommendations to the Committee relating to the compensation of these individuals within the framework of our incentive compensation program for the year in question. The Committee reviews those recommendations and makes such modifications to them as the Committee considers appropriate. As part of this process, the Committee approves the amount of any annual incentive compensation to be awarded to each individual with respect to the preceding calendar year (2009 for example), determines the amount of any adjustments to be made to the annual salary of each such individual for the current year (2010 for example), approves the terms of our incentive compensation program for the current calendar year, and establishes target incentive bonuses for the current year for each of our NEOs and each other individuals whose compensation it oversees. The Committee may also adjust compensation for specific individuals at other times during any year when there are significant changes in the responsibilities of such individuals or under other circumstances that the Committee considers appropriate.

Our CEO’s compensation is subject to separate procedures designed to comply with applicable law and listing requirements under which, after discussing his self-evaluation with him and receiving the views of other independent directors, the Compensation Committee evaluates his performance, reviews the Committee’s evaluation with him, and, based on that evaluation and review, determines his compensation and performance and personal annual incentive objectives. Consistent with the listing standards of The Nasdaq Stock Market LLC, our CEO is excused from meetings of the Committee during voting or deliberations regarding his compensation.

Elements of Executive Compensation

Our compensation program consists of the following elements:

•	base annual salaries;

•	incentive awards under our annual incentive programs, which we have made either as cash payments or, in some cases in prior years, as awards of restricted stock under our 2004 Incentive Stock Plan; and

•	long-term equity compensation under our 2004 Incentive Stock Plan.

In setting compensation levels, the Committee considers primarily the base annual salary and target annual incentive awards for each NEO. The Committee also reviews summaries of each executive’s compensation history with the Company and prior equity awards or grants. The Committee is guided by its own judgment and those sources of information (including, when deemed appropriate, compensation surveys) that the Committee considers relevant. Neither we nor the Committee currently retain or use executive compensation consultants.

As a general principle, the Committee believes that compensation of our executives cannot always be based upon fixed formulas and that the prudent use of discretion in determining compensation will generally be in our best interests and those of our stockholders. Accordingly, from time to time in the exercise of its discretion, the Committee may approve changes in compensation that it considers to be appropriate to award performance or otherwise to provide incentives toward achieving the objectives of our executive compensation program.

Base Salaries

We pay annual salaries to provide executives with a base level of monthly compensation to achieve our objectives of attracting and retaining executive talent, to maintain their standard of living and to reward performance and responsibility. Adjustments to base salaries are based principally on the responsibilities of the executives, the Committee’s evaluation of the market demand for executives with similar capability and experience, and our corporate performance and the performance of each executive in relation to our strategic objectives.

The Committee also seeks to strike a balance that it considers to be appropriate in its discretion between fixed elements of compensation, such as base salaries, and variable performance-based elements represented by annual incentive awards and long-term equity compensation. As a general matter, the Committee believes that our executives should have at least 20% of their annual compensation opportunity at risk under variable performance-based elements of our incentive compensation program, including in particular our annual incentive program. In most cases, the portion of our NEOs’ compensation opportunity that is at risk in any year exceeds that level. See “—2010 Incentive Compensation Program” below.

Annual Incentive Program

Our annual incentive compensation program for our executives, including the NEOs, is designed to provide appropriate incentives toward achieving the objectives of rewarding performance and motivating the executives to attain our strategic objectives. These strategic objectives include:

•	Improving our customers’ bottom lines;

•	Developing significant product applications;

•	Expanding our range of customer services;

•	Accelerating new product development;

•	Optimizing cash flow and supply chain;

•	Creating a performance-based ethical culture; and

•	Developing people and opportunities.

These programs are revised and readopted annually, are designed with these strategic objectives in mind, and focus on the achievement of pre-determined corporate financial objectives as well as, for each executive, personal objectives. In setting performance objectives, the Committee generally places greater emphasis on our financial objectives than on personal objectives, such that 55% of each executive’s annual incentive compensation target is based on the achievement of pre-approved corporate financial objectives with the remainder based on the achievement of personal objectives. As an overriding condition, a failure to perform in accordance with our Code of Conduct or Code of Ethics may serve as a basis for a participant in this program to not receive an incentive award.

Financial objectives are determined based on our business plan for the year in question. This business plan is developed by management and approved by the Board of Directors. Personal objectives are prepared by each executive in discussions with the CEO and submitted by the CEO to the Committee for its review and approval. The Committee maintains discretion to adjust performance objectives for extraordinary items and other items as it deems appropriate.

For 2009, 25% of each NEO’s target incentive award was based on our achievement of a budgeted level of diluted earnings per share in excess of that which we achieved for 2008. An additional 30% was based on our achievement of a budgeted level of cash and cash equivalents at the end of 2009 that was also in excess of that which we achieved for 2008. For 2008 and 2007, 25% of each NEO’s target incentive award was based on our achievement of a pre-approved target for operating income for the year in question, and an additional 30% was based on our achievement of a pre-approved target for fully diluted net income per share or divisional financial objectives in 2008 and, in 2007, financial objectives tied to return on operating assets. The remaining 45% was based on the individual’s attainment of his or her pre-approved individual objectives. We did not attain these financial objectives in 2009, 2008 or 2007. The Committee considers both quantitative and qualitative factors in determining the extent to which these targets and objectives have been achieved, and credit may be awarded for the partial attainment of these objectives.

Our pre-approved individual objectives, which are revised annually and approved by the Committee, relate to matters such as the individual’s execution of projects that fall within our strategic objectives, timely completion of specified projects within budget, enhancements to sales and service productivity and other matters involved in our annual budget and business plans. The types and relative importance of an executive’s individual performance objectives varies from year to year depending on the executive’s areas of responsibility. We awarded bonuses to the NEOs with respect to the attainment of these objectives in respect of 2009 and 2007, as discussed below.

With respect to the foregoing financial measures, 100% of each executive’s bonus related to each financial measure would generally be deemed to have been earned if the target for that financial measure were fully achieved, and under certain circumstances an executive’s bonus related to a financial measure may be deemed by the Compensation Committee to have been more than fully earned, and as a consequence increased, if the target for that financial measure is more than fully achieved.

As part of this goal-setting process, the Committee establishes target incentive awards for each executive. These targets are used to determine the amount of any annual incentive to be paid to a participant in this program based upon the Committee’s assessment of the extent to which we have achieved the financial objectives of the incentive program and such individual has achieved his or her personal objectives for the year in question. In setting these target incentive awards, the Committee considers each executive’s level of responsibility and the recommendations of our CEO.

As noted above, these target incentive awards are set at levels that are designed to link a substantial portion of each individual’s total annual compensation opportunity to attaining the corporate and personal objectives established for the year in question in order to provide appropriate incentives to achieving those objectives. In general, more than 20% and in most cases at least one-third of each NEO’s annual compensation opportunity is at risk. See “—Grants of Plan Based Awards in 2009” below for a summary of target incentive awards for the NEOs applicable to 2009. The threshold amounts under our annual incentive programs are zero because no minimum awards are guaranteed to NEOs under this program. The base target amounts represent the incentive awards that may be awarded assuming achievement of 100% of the pre-determined financial and individual objectives. The maximum amounts represent the maximum amount that could have been awarded to each NEO under the program. See “—2009 Incentive Compensation Program” below for a discussion of bonus awards made for 2009, “—2008 Incentive Compensation Program” below for a discussion of the absence of 2008 bonus awards, “—2007 Incentive Compensation Plan” below for a discussion of 2007 bonus awards, and “—2010 Incentive Compensation Program” below for a discussion of 2010 targets.

Long-Term Equity Compensation

The Committee administers our 2004 Incentive Stock Plan. Under this Plan, the Committee is authorized to grant restricted stock awards, stock options and other awards that are provided for under the Plan to such of our employees and employees of our subsidiaries as the Committee determines to be eligible for awards. Awards granted to a participant are based upon a number of factors, including the recipient’s position, salary and performance as well as our overall corporate performance.

The 2004 Incentive Stock Plan is intended to provide an effective method of motivating performance from key employees, including our NEOs, and of creating an identity of interests in participants with the interests of our stockholders. Awards are made under this Plan as long-term incentive compensation to executives and other key employees when the Committee feels such awards are appropriate. We expect that participants who receive these awards will retain a substantial portion of the shares awarded to them to foster a mutuality of interests with our stockholders, and the failure of a participant to act in accordance with that expectation may adversely affect the decision to make future awards to such participant.

The Committee makes awards under this Plan both to reward short-term performance with equity-based compensation and to motivate the recipient’s long-term performance. The Committee does not follow the practice of making annual or other periodic awards to participants who are determined to be eligible to participate in the Plan. However, the Committee periodically reviews the stock ownership of key employees and, when it deems appropriate, makes awards under the Plan to reflect the contributions of those participants to specific corporate achievements and to provide motivation toward achieving strategic objectives.

As a matter of practice adopted by the Compensation Committee, all awards made under this Plan through the date of this Proxy Statement have been restricted stock awards.

Restricted stock awards made under this Plan require the recipient to pay $1.00 for each share of Common Stock granted (but not more than 10% of the fair market value of the Common Stock on the date of grant) and are subject to an option in our favor for three years after they are awarded, or such other period as may be determined by the Committee, to repurchase the shares upon payment of an amount equal to their per share issue price. We can exercise this option only upon the termination of an employee’s employment during the vesting period other than as a result of death or total disability. Such option terminates upon the occurrence of any of the events related to a change of control as specified in the Plan.

Shares of Common Stock issued pursuant to this Plan may not be sold, transferred or encumbered by the employee while our option to repurchase the shares remains in effect. The compensation associated with these awards is expensed over the vesting period, shares covered by these awards are considered outstanding upon issuance following the acceptance of each award for the purpose of calculating diluted earnings (loss) per common share, and holders of shares issued pursuant to such awards are entitled to vote such shares and to receive any dividends declared in respect of our Common Stock.

2009 Equity Compensation Awards

With our long-term performance objectives in mind, at a meeting on March 20, 2009, the Committee reviewed the stock ownership of our executive officers and other key employees. The Committee made restricted stock awards under the 2004 Incentive Stock Plan to a number of employees, including the NEOs, to reflect the contributions that those individuals have made to the improvement in our operations and financial condition, to provide motivation toward achieving our future strategic objectives and to further align the interests of those individuals with our stockholders. The awards made to the NEOs were as follows:

	Number of	Grant Date
Name	Shares	Fair Value

Abraham N. Reichental	50,000	$340,500
Damon J. Gregoire	15,000	102,150
Kevin P. McAlea	15,000	102,150
Robert M. Grace, Jr.	15,000	102,150
Charles W. Hull	5,000	34,050

Total	100,000	$681,000

Subsequently, on July 21, 2009, the Committee made an additional award of 10,000 shares under this Plan to Mr. Gregoire, our Chief Financial Officer, in recognition of his efforts in improving the operations of our finance department. The grant date fair value of those shares was $74,200.

2009 Incentive Compensation Program

At its meeting on March 20, 2009, the Compensation Committee approved an annual incentive program for 2009. That program included the NEOs’ target annual incentive awards for 2009, our targeted financial objectives for 2009 and individual objectives to be used in the determination of incentive awards for 2009.

On February 23, 2010, the Committee completed its annual compensation review of the NEOs. After reviewing our financial results for 2009, the Committee determined that none of the financial objectives under the 2009 incentive compensation program had been achieved and accordingly determined not to award any incentive compensation with respect to those targets. As noted above, for 2009, 25% of each NEO’s target incentive award was based on our achievement of a budgeted level of diluted earnings per share in excess of the $0.28 loss per share which we achieved for 2008, and an additional 30% was based on our achievement of a budgeted level of cash and cash equivalents at the end of 2009 that was also in excess of the $22.2 million which we achieved for 2008. However, the Committee made incentive compensation awards related to the NEOs’ accomplishment of their personal objectives. The Non-Equity Incentive Plan Compensation column of the Summary Compensation Table set forth below reflects these decisions of the Committee with respect to 2009.

The incentive amounts awarded to the NEOs were as follows:

•	a $310,000 cash award to Mr. Reichental, which amounted to 54% of his 2009 base target incentive award.

In making this award, the Committee considered Mr. Reichental’s achievement of his pre-approved 2009 personal objectives, including successfully managing our business through an unprecedented economic downturn, improving our profitability, reducing operating expenses and improving gross profit margins, commercializing new products, promoting growth in our business directly and through acquisitions and completing an internal reorganization. As part of this cash award, the Committee also, in recognition of his efforts in 2009, restored to Mr. Reichental the $49,000 of his 2007 incentive award that he declined to accept in 2008. See “—2007 Incentive Compensation Program” below.

•	a $55,000 cash award to Mr. Gregoire, which amounted to 44% of his 2009 base target incentive award.

In making this award, the Committee considered Mr. Gregoire’s achievement of his 2009 personal objectives of reducing inventory, improving supply chain and customer service efficiencies, improving profitability and successfully carrying out acquisitions.

•	cash awards to Messrs. Grace, Hull and McAlea in the amounts of $55,255, $30,000 and $39,000, representing 43%, 35% and 28% of their base target incentive awards, respectively.

In making these awards, the Committee considered the achievement by each of these individuals of their pre-approved 2009 personal objectives, including the following:

•	With respect to Mr. Grace, his efforts to reduce legal costs, manage litigation and lead our human resources function;

•	With respect to Mr. Hull, his work on new products and processes; and

•	With respect to Mr. McAlea, his work in achieving revenue and profitability-based objectives relating to our systems and materials in a recessionary business environment and in strengthening our European operations.

The table that appears in “Grants of Plan-Based Awards in 2009” below sets forth the 2009 target incentive awards for the NEOs and were as follows:

•	for Mr. Reichental, a base target of 100% of his 2009 annual base salary, with a maximum potential incentive award as provided for in his employment agreement equal to 150% of his annual base salary;

•	for Messrs. McAlea, Gregoire and Grace, a base and maximum target of 50% of their respective 2009 base annual salaries; and

•	for Mr. Hull, a base and maximum target of approximately 29% of his 2009 base annual salary.

Accordingly, more than 20% and in most cases at least one-third of each NEO’s maximum annual compensation opportunity was at risk. As was the case for prior years, no minimum incentive awards were approved for any of the NEOs.

In addition to the cash incentive awards discussed above, at its February 23, 2010 meeting, the Committee also granted the following salary increases to the NEOs, effective April 1, 2010, as follows:

•	an 8.2% increase in Mr. Reichental’s base salary to $625,000. Mr. Reichental’s salary had last been increased to $577,500 effective April 1, 2008 from $550,000.

•	a 20% increase in Mr. Gregoire’s base salary to $300,000. His base salary had last been increased to $250,000 effective April 1, 2008 from his starting salary of $230,000.

•	a 3.8% increase in Mr. Grace’s base salary to $267,000.

•	a 3.4% increase in Mr. Hull’s base salary to $300,000.

•	a 3.6% increase in Mr. McAlea’s base salary to $285,000.

In granting these salary increases, the Committee considered the same factors that it considered in awarding bonuses for 2009 that are discussed above and, in the case of Mr. Gregoire, noted that his new salary would be more consistent with the nature of his role in our organization.

2008 Incentive Compensation Program

In March 2008, the Compensation Committee approved a 2008 annual incentive program.

In March 2009, after reviewing our financial results for 2008, the Committee determined that none of the NEOs’ financial objectives under the 2008 incentive compensation program had been achieved and that no awards should be made to any of the NEOs under the 2008 Incentive Compensation Program, notwithstanding the improvement in our gross profit and operating expenses in 2008 and the effect of the recessionary business conditions on our 2008 operating results. The Non-Equity Incentive Plan Compensation column of the Summary Compensation Table set forth below reflects the absence of any annual incentive awards with respect to 2008.

The Summary Compensation Table also reflects the effect in 2008 of salary increases that the Committee granted to the NEOs effective April 1, 2008 as follows:

•	a 5% increase in Mr. Reichental’s base salary to $577,500. Mr. Reichental’s salary had last been increased to $550,000 effective April 1, 2006, from its level of $450,000 when Mr. Reichental was first hired as CEO.

•	an 8.7% increase in Mr. Gregoire’s base salary to $250,000. His base salary was previously $230,000.

•	a 4.9% increase in Mr. Grace’s base salary to $257,000.

•	a 5.5% increase in Mr. Hull’s base salary to $290,000.

•	a 5.5% increase in Mr. McAlea’s base salary to $275,000.

In granting these salary increases, the Committee considered the same factors that it considered in awarding bonuses for 2007 that are discussed below. See “—2007 Incentive Compensation Program.”

2007 Incentive Compensation Program

The Compensation Committee approved our 2007 incentive compensation program on April 13, 2007. At that same time, the Committee made no adjustments to the salaries of the NEOs. The Salary column of the Summary Compensation Table set forth below reflects this decision of the Committee.

In March 2008, the Committee awarded incentive compensation to the NEOs with respect to their personal objectives for 2007. The Non-Equity Incentive Plan Compensation column of the Summary Compensation Table set forth below reflects this decision of the Committee as well. The incentive compensation awarded to the NEOs was as follows:

•	a $209,000 cash incentive award to Mr. Reichental, which amounted to 38% of his 2007 base target incentive award.

In making this award, the Committee considered primarily the contributions that Mr. Reichental made in 2007 with respect to his pre-approved personal objectives in executing our strategic roadmap, including developing new rapid manufacturing and 3-D printing growth opportunities, improving our productivity and operating results and improving our working capital management. After considering these accomplishments, and our performance during 2007, Mr. Reichental requested, and the Committee approved, reducing his cash incentive award to $160,000, or 29% of his 2007 base target incentive award.

•	a $55,000 cash incentive award to Mr. Gregoire, which amounted to 48% of his 2007 base target incentive award.

In making this award, the Committee considered primarily the contributions that Mr. Gregoire made in 2007 after joining us in strengthening our internal controls over financial reporting and our finance organization, in advancing the use of our enterprise resource planning system to facilitate financial and operational reporting and in pursuing the earlier release of our quarterly operating results.

•	cash incentive awards for 2007 to Messrs. Grace, Hull and McAlea, respectively, in the amounts of $47,000, $30,000 and $55,000, representing 38%, 22% and 42% of their base target incentive awards, respectively.

In making these awards, the Committee considered the following factors:

•	With respect to Mr. Grace, his efforts to promote legal compliance, his efforts to manage legal expenses, his work on various corporate transactions and his oversight of our intellectual property;

•	With respect to Mr. Hull, his work on new product development; and

•	With respect to Mr. McAlea, his leadership of our laser sintering business unit and new product development contributions.

2010 Incentive Compensation Program

At its meeting on February 23, 2010, the Compensation Committee approved an annual incentive program for 2010 that is similar to the 2009 annual incentive program and includes the NEOs’ target annual incentive awards for 2010, our targeted financial objectives for 2010 and individual performance objectives to be used in the determination of incentive awards for 2010. The 2010 target incentive awards for the NEOs are as follows:

•	for Mr. Reichental, a base target of 100% of his 2010 annual base salary, with a maximum potential incentive award equal to 150% of his annual base salary;

•	for Messrs. Grace and Gregoire, a base and maximum target of 50% of their respective 2010 base annual salaries;

•	for Mr. McAlea, a base and maximum target of approximately 40% of his 2010 base annual salary; and

•	for Mr. Hull, a base and maximum target of approximately 37% of his 2010 base annual salary.

The range of these target incentive awards is presented in the following table:

	Estimated Future Payouts Under
	2010 Incentive Compensation Plan
		Base
Name	Threshold	Target	Maximum

Abraham N. Reichental	$—	$625,000	$937,500
Damon J. Gregoire	—	150,000	150,000
Charles W. Hull	—	110,000	110,000
Kevin P. McAlea	—	115,000	115,000
Robert M. Grace, Jr.	—	133,500	133,500

As was the case for prior years, no minimum 2010 target incentive awards were approved for any of the NEOs. Accordingly, at least 20% and in most cases at least one-third of each NEO’s maximum annual compensation opportunity will be at risk.

The performance objectives established for the 2010 annual incentive program were as follows:

•	25% of each NEO’s base target incentive award will be based on the achievement of our budgeted level of diluted earnings per share as approved by the Board of Directors, which is in excess of the $0.05 per share diluted earnings per share that we achieved in 2009;

•	30% of each NEO’s base target incentive award will be based on the achievement of our budgeted level of cash and cash equivalents at the end of 2010 as approved by the Board of Directors, which is in excess of our $24.9 million of cash and cash equivalents at the end of 2009; and

•	the 45% remainder will be based upon the achievement of personal objectives for each NEO that have been approved by the Compensation Committee.

Other Compensation Matters

Benefits and Perquisites

We provide our employees, including the NEOs, with a benefit program that the Committee believes is reasonable, competitive and consistent with the objectives of our compensation program. As a matter of policy, the Committee does not award personal benefits or perquisites that are unrelated to our business. However, under certain circumstances discussed below, during the period covered by the Summary Compensation Table, the Committee has approved certain personal benefits or perquisites that it deemed to be in our interests in order to induce executives to maintain employment with us. All other perquisites for the NEOs amount to less than $10,000 per person.

Our executives, including the NEOs, are eligible to participate in our employee benefit programs, which include a group insurance program providing group health, dental, vision, life and long-term disability insurance. Other benefits include a Section 401(k) plan, flexible spending accounts, paid sick leave, paid holiday time and paid vacation time. Certain benefits and perquisites provided to the NEOs are described in the Summary Compensation Table below.

Payments and Benefits Upon Termination or Change of Control

Our CEO is entitled under his employment agreement to severance payments in connection with the occurrence of certain events, including non-renewal of that employment agreement, his death and termination of his employment by us without cause. We negotiated these provisions, and the Board of Directors approved them, when Mr. Reichental was hired in 2003.

While not triggering severance payments, other events such as a “change of control” may result in our becoming obligated to otherwise compensate executives through the early vesting of unvested shares of restricted stock or other equity compensation awards that we may make under our 2004 Incentive Stock Plan. For example, a “change in control” is defined under that Plan as an event that has the effect of:

•	our being merged or consolidated with another corporation or entity such that less than 70% of the voting securities of the resulting entity are owned by our former stockholders;

•	our selling all or substantially all of our assets;

•	any person becoming the beneficial owner of 30% or more of the voting power of our outstanding securities;

•	as the result of a solicitation under Rule 14a-11 of the Exchange Act, one or more persons not recommended by one third or more of our Board of Directors being elected to our Board of Directors; or

•	our becoming subject to dissolution or liquidation.

We do not currently anticipate that any of these events will occur in the foreseeable future.

We have also entered into:

•	an arrangement with Mr. Hull, pursuant to which he will become a consultant for a period of four years after his retirement; and

•	a severance arrangement with Mr. McAlea, pursuant to which he would become entitled to severance payments if his employment is terminated other than for cause.

In addition, any share of restricted stock granted to an NEO, as well as other recipients of restricted stock awards, under the 2004 Incentive Stock Plan will no longer be subject to our option to repurchase that share, as described above, if the recipient leaves our employ due to death or disability or in the event of a change in control.

For additional information regarding each of the foregoing arrangements, see “—Employment and Other Agreements with NEOs” below.

Section 162(m) of the Internal Revenue Code

Under Section 162(m) of the Internal Revenue Code of 1986, as amended, we are generally not entitled to deduct for federal income tax purposes non-performance-based compensation paid to our NEOs to the extent that any such individual’s compensation in any year exceeds $1.0 million. Special rules apply for “performance-based” compensation, including the pre-approval of performance goals applicable to that compensation.

With respect to non-performance based compensation to be paid to NEOs, in certain instances such compensation may exceed $1.0 million. However, in order to maintain flexibility in compensating executives in a manner designed to promote varying corporate goals, the Committee has not adopted a policy that all compensation must be deductible for federal income tax purposes.

Stock Performance

We generally do not consider stock performance in making compensation decisions since short-term movements in our stock price and total return to stockholders as reflected in the performance of our stock price are subject to factors, including factors affecting the securities markets generally and the significant decline in equity markets in general during the past two years, that are unrelated to our performance.

Our priorities and the priorities of our management are centered on meeting customer needs, new product development, building cash flow and return on assets, and promoting operational excellence and innovation in the pursuit of our business. The pursuit of such longer range objectives is not necessarily consistent with producing short-term results to increase our stock price, but we believe that pursuing longer range objectives should result in performance that is more likely to maximize total return to our stockholders over time.

Since executive compensation is based upon factors relating to our growth and profitability and the performance of our business as well as the contributions of each of our executives to achieving our objectives, we believe that we have provided appropriate incentives to align management’s interests with our long-term growth and development and the interests of our stockholders. We also believe that there are many ways in which our executives contribute to building a successful company. While our financial statements and stock price should eventually reflect the results of those efforts, many long-term strategic decisions made in pursuing our growth and development may have little visible impact on our stock price in the short term.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with management and, based on such review and discussion, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and the Annual Report on Form 10-K for the year ended December 31, 2009.

Compensation Committee:

Karen E. Welke, Chair
Miriam V. Gold
G. Walter Lowenbaum, II
Daniel S. Van Riper

Summary Compensation Table

The following table sets forth information concerning all compensation paid to the CEO, the CFO and to each of the three other most highly compensated officers (collectively referred to below as NEOs) for services provided to us in all capacities for each of the three years in the period ended December 31, 2009.

The Summary Compensation Table sets forth the total compensation during 2009, 2008 and 2007 paid to or earned by each of the NEOs during the period that we have employed them. That compensation is explained above. As noted elsewhere, Mr. Gregoire joined us in April, 2007.

Total Compensation for each year equals the sum of the items set forth in each column of the Summary Compensation Table. We have included Notes to this Table to explain various items of compensation in the Table. We also call your attention to the following general matters affecting the Table:

1. The amounts in the column labeled “Stock Awards” are the dollar amounts that represent the Grant Date Fair Value of awards that we made in 2009, 2008 and 2007 in accordance with ASC 718, formerly Statement of Financial Accounting Standards No. 123(R). These amounts have been calculated for all years presented in accordance with the SEC rules that were adopted in December 2009. Each of those awards was a restricted stock award made under our 2004 Incentive Stock Plan. This plan requires that each recipient pay the lesser of $1.00 per share and 10% of the fair market value of the shares covered by the award at the time the award is made. Because our stock price was then less than $10.00 per share, each recipient was required to pay $0.68 for each share of Common Stock covered by such recipient’s award on March 20, 2009 and $0.74 for each share of Common Stock covered by such recipient’s award on July 21, 2009. Each recipient paid $1.00 for each share of Common Stock covered by such recipient’s award in 2007. The shares covered by each award are subject to forfeiture if the recipient leaves our employ before the third anniversary of the date of the award other than as a result of death or disability. See “—Long-Term Equity Compensation” above.

2. We discontinued granting stock options in 2003, and all stock options held by the NEOs had become fully vested by the end of 2007. Prior to the adoption of the SEC rules referred to above in December 2009, which now require disclosure in the year in which options are granted of the Grant Date Fair Value in that year in accordance with ASC 718, we disclosed with respect to 2007 dollar amounts that we recognized for financial statement purposes with respect to outstanding stock options held by the NEOs in question in accordance with ASC 718. Such disclosure included $319,306 for Mr. Reichental in 2007 and $40,685 for Mr. Grace in 2007, which was the last year in which any such amounts were recognized for financial reporting purposes since the related options became fully vested in 2007. For additional information regarding stock options, see Note 14 to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2009.

3. With respect to Non-Equity Incentive Plan Compensation, each of the NEOs participates in an annual incentive program that provides for an annual target incentive award that is approved by the Compensation Committee. See “Executive Compensation” above.

4. As discussed above, the NEOs also participate in employee benefit programs that we provide to our employees generally. “All Other Compensation” in the table below does not include our cost of providing benefits that are generally available to all of our employees on a non-discriminatory basis or perquisites or personal benefits where the aggregate amount of such perquisites and personal benefits is less than $10,000 for a particular NEO.

								Non-Equity
Name and					Stock		Option	Incentive Plan	All Other
Principal Position	Year	Salary	Bonus		Awards		Awards	Compensation(1)	Compensation	Total

Abraham N. Reichental	2009	$577,500	$—		$306,500	(2)	$—	$310,000	$31,732 (3)	$1,225,732
President and Chief Executive	2008	569,568	—		—		—	—	34,726	604,294
Officer	2007	550,000	—		—		—	160,000	37,590	747,590
Damon J. Gregoire(4)	2009	250,000	—		158,750	(2)	—	55,000	—	463,750
Vice President and Chief	2008	244,231	—		—		—	—	—	244,231
Financial Officer	2007	146,615	—		300,000	(4)	—	55,000	—	355,000
Charles W. Hull	2009	290,000	—		30,650	(2)	—	30,000	—	350,650
Executive Vice President, Chief	2008	285,674	—		—		—	—	—	285,674
Technology Officer	2007	275,000	—		—		—	30,000	—	305,000
Kevin P. McAlea	2009	275,000	—		91,950	(2)	—	39,000	—	405,950
Vice President	2008	270,674	—		—		—	—	—	270,674
	2007	260,000	—		—		—	55,000	—	315,000
Robert M. Grace, Jr.	2009	257,000	—		91,950	(2)	—	55,255	—	404,205
Vice President, General Counsel	2008	253,539	—		—		—	—	—	253,539
and Secretary	2007	245,000	50,000	(5)	52,390	(5)	—	47,000	—	394,390

(1)	On February 23, 2010, the Compensation Committee granted annual cash incentive awards to the NEOs. These awards are shown in the table above as 2009 Non-Equity Incentive Plan Compensation. See “—2009 Incentive Compensation Program” above.

On March 20, 2009, the Compensation Committee determined that no annual incentive awards would be made to the NEOs for 2008 due to our financial performance during that year and the then current recessionary business environment. See “—2008 Incentive Compensation Program” above.

On March 19, 2008, the Compensation Committee granted annual cash incentive awards for 2007 to the NEOs. These awards are shown in the table above as Non-Equity Incentive Plan Compensation. See “—2007 Incentive Compensation Program” above.

(2)	On March 20, 2009, the Compensation Committee made restricted stock awards under the 2004 Incentive Stock Plan to the NEOs. Subject to the terms of the Plan, these awards will vest in accordance with their terms on March 20, 2012. The Grant Date Fair Value for these shares is based on a closing price on that date of $6.81 per share. Mr. Gregoire was granted additional shares on July 21, 2009. The Grant Date Fair Value for these shares is based on a closing price on that date of $7.42 per share, and they vest on the third anniversary of their grant date. The shares covered by these awards are shown in the table below. See “—2009 Equity Compensation Awards” above.

	March 20,	July 21,
	2009	2009
	Shares	Shares
Name	Granted	Granted

Abraham N. Reichental	50,000	—
Damon J. Gregoire	15,000	10,000
Charles W. Hull	5,000	—
Kevin P. McAlea	15,000	—
Robert M. Grace, Jr.	15,000	—

Total	100,000	10,000

(3)	Mr. Reichental’s other compensation includes amounts that we paid for living expenses and costs for an automobile that we provide for his general use. The living expenses relate to residences that he maintained in the Rock Hill, South Carolina area, away from his primary residence. Such items, certain of which included income tax reimbursements, were as follows in each year:

	2009	2008	2007

Living expenses	$20,152	$20,159	$23,400
Automobile expenses	11,580	14,567	14,190

Total	$31,732	$34,726	$37,590

For additional information concerning his compensation, see “—Employment and Other Agreements with NEOs.”

(4)	Mr. Gregoire became our Vice President and CFO on April 25, 2007 with an annual salary equal to $230,000 and a 2007 bonus target of up to 50% of his salary. His annual salary was increased to $250,000 effective April 1, 2008. On May 14, 2007, the Compensation Committee made a 15,000 share restricted stock award to him under the 2004 Incentive Stock Plan as part of the arrangements under which he was hired as our CFO. The Grant Date Fair Value for these shares was based on a closing price on that date of $21.00 per share. These shares are subject to forfeiture if he leaves our employ before May 14, 2010 other than as a result of death or disability.

(5)	On July 24, 2007, the Compensation Committee awarded a $50,000 cash bonus and made a 2,600 share restricted stock award to Mr. Grace to reflect the contributions that he made to the improvement in our operations and financial condition during 2006. The Grant Date Fair Value for these shares was based on a closing price on that date of $21.15 per share. These shares are subject to forfeiture if he leaves our employ before July 24, 2010 other than as a result of death or disability.

Grants of Plan-Based Awards in 2009

The following table sets forth the amounts of target incentive awards established for each of the NEOs under the 2009 incentive compensation program that the Compensation Committee established on March 20, 2009. The threshold amounts are zero because no minimum awards are guaranteed to NEOs under this program.

In the case of Messrs. Gregoire, Grace, Hull and McAlea, the base target and maximum amounts represent the incentive awards that could have been awarded assuming achievement of 100% of the pre-determined financial and individual performance objectives for 2009. In the case of Mr. Reichental, the base target amount represents the incentive award that could have been awarded assuming achievement of 100% of the pre-determined financial and individual performance objectives for 2009 and the maximum amount represents the maximum amount that could have been awarded assuming achievement of 150% or greater of the financial performance measures and individual performance measures for 2009. See “—2009 Executive Compensation Program” above.

The stock awards shown in this Table are discussed in Note 2 to the Summary Compensation Table.

			Estimated Future Payouts Under			All Other Stock
			Non-Equity Incentive Plan Awards			Awards:	Grant Date Fair
				Base		Number of	Value of Stock
Name	Incentive Plan	Grant Date	Threshold	Target	Maximum	Shares of Stock	Awards

Abraham N. Reichental	2009 Incentive Compensation Program	3/20/09	$—	$577,500	$866,250	50,000	$306,500
Damon J. Gregoire	2009 Incentive Compensation Program	3/20/09	—	125,000	125,000	25,000 (1)	158,750
Charles W. Hull	2009 Incentive Compensation Program	3/20/09	—	85,000	85,000	5,000	30,650
Kevin P. McAlea	2009 Incentive Compensation Program	3/20/09	—	137,500	137,500	15,000	91,950
Robert M. Grace, Jr.	2009 Incentive Compensation Program	3/20/09	—	128,500	128,500	15,000	91,950

(1)	15,000 of these shares were granted on March 20, 2009, and the remainder were granted on July 21, 2009. All of the stock awards reported were made under our 2004 Incentive Stock Plan. See “—Long-Term Equity Compensation” above.

Employment and Other Agreements with NEOs

Abraham N. Reichental

Mr. Reichental became President and Chief Executive Officer and a member of the Board of Directors effective September 19, 2003, and we entered into an employment agreement with him on that date. Pursuant to this agreement, he is entitled to an annual base salary of at least $450,000 per year, subject to increase at the discretion of the Compensation Committee of the Board of Directors. His current annual base salary is $577,500 and will be increased to $625,000 effective April 1, 2010.

In addition to standard employee benefits, under the terms of his employment agreement, as amended, he is also entitled to participate in our annual incentive program, with a target annual incentive award of 100% of his base annual salary with a maximum target incentive award of 150% of his base annual salary, subject to the attainment of the performance objectives set forth in our annual incentive program. He is also entitled to be reimbursed for certain relocation and living expenses.

His employment agreement is renewable automatically for succeeding terms of one year on each September 19, unless either party gives written notice of an intent not to renew. If we give notice to him of our intention not to renew the employment agreement, or if his employment is terminated by reason of death or by us without cause (“cause” being defined as conduct involving moral turpitude or gross or habitual neglect of duties during the term of the agreement), he or his estate will be entitled to receive the following severance benefits:

•	the same health and disability benefits as he receives under the employment agreement for two years or until he obtains other employment providing for these benefits;

•	two years of his then current base salary, in the total sum of at least $1,155,000 (based on his salary in effect at December 31, 2009), together with an incentive award with respect to the year of termination equal to a pro rata amount of the incentive award which he would have received for that year based on our annualized performance up to the date of termination; and

•	all unvested stock options, which shall fully vest upon and no later than the termination of his employment. Mr. Reichental does not currently hold any unvested stock options.

In addition, he has been granted restricted stock under our 2004 Incentive Stock Plan. The shares of restricted stock granted under the 2004 Incentive Stock Plan are subject to an option in our favor for three years after they are awarded to repurchase them for the lesser of $1.00 per share and 10% of their fair market value on the date of grant. This option does not apply, however, if participants under the Plan leave our employ as a result of death or disability, and it will terminate in the event of a “change in control” (as defined in the 2004 Incentive Stock Plan).

The following table sets forth the estimated post-employment compensation and benefits that would have been payable to Mr. Reichental under his employment agreement and the 2004 Incentive Stock Plan, assuming that each covered circumstance under such arrangements occurred on December 31, 2009.

						Any Other
						Reasons,
						Including
						Voluntary
	Non-Renewal	Involuntary				Resignation,
	by Us of	Termination				Retirement, or
Benefits and Payments	Employment	Without	Change in			Termination
Upon Termination	Agreement	Cause	Control	Death	Disability	For Cause

Compensation:
Two Years Base Salary(1)	$1,155,000	$1,155,000	$—	$1,155,000	$—	$—
Annual Incentive Award(2)	310,000	310,000	—	310,000	—	—
Unvested Restricted Stock(3)	—	—	565,000	565,000	565,000	—
Other Benefits:
Health, Dental and Vision(4) Insurance(5)	40,650	40,650	—	40,650	—	—
Life Insurance	2,160	2,160	—	2,160	—	—
Disability Insurance	3,456	3,456	—	3,456	—	—

Total:	$1,511,266	$1,511,266	$565,000	$2,076,266	$565,000	$—

(1)	Represents two years of his base salary of $577,500 for 2009.

(2)	Represents the amount of his annual incentive award for 2009.

(3)	This amount reflects the value of 50,000 shares of restricted stock held by Mr. Reichental at the end of 2009 based on the closing market price of our Common Stock on December 31, 2009 ($11.30 per share) before deducting the $1.00 per share purchase price for those shares.

(4)	Represents the estimated incremental cost to us of health, dental and vision plan continuation for two years.

(5)	Represents the estimated incremental cost for us of such continuing insurance coverage of two years.

Charles W. Hull

We and Mr. Hull are parties to a consulting arrangement pursuant to which, upon his retirement, he will become a consultant to us for a period of four years at a fixed consulting fee that will decline from $275,000 in the first year to $100,000 in the fourth year, and he will remain entitled to continuing life and health insurance coverage.

The following table sets forth the consulting fees and estimated benefits payable under his consulting arrangement, assuming that he retired on December 31, 2009.

Benefits and Payments
Upon Termination	Amount

Consulting Fees (4 Years)(1)	$625,000
Benefits:
Health, Dental and Vision Insurance(2)	52,440
Life Insurance(3)	3,808

Total:	$681,248

(1)	Consulting fees payable to Mr. Hull under this consulting arrangement will be $275,000 for the first year, $150,000 for the second year and $100,000 for the third and fourth years.

(2)	Represents the estimated incremental cost to us of health, dental and vision plan continuation for four years.

(3)	Represents the estimated incremental cost to us of such continuing insurance coverage for two years.

Other NEOs

We and Mr. McAlea are parties to a severance arrangement pursuant to which Mr. McAlea would become entitled to severance payments equal to nine months of his then current salary if his employment is terminated other than for cause. If Mr. McAlea had been terminated without cause on December 31, 2009, he would have been entitled to severance payments totaling $206,250.

Messrs. McAlea, Grace and Gregoire each hold restricted stock granted under the 2004 Incentive Stock Plan that is subject to forfeiture if any of the individuals leaves our employ within three years after the date of grant. As described above under “—Payments and Benefits Upon Termination or Change of Control,” each share of restricted stock granted to Messrs. McAlea, Grace and Gregoire under the 2004 Incentive Stock Plan will no longer be subject to our option to repurchase that share if any of those individuals leaves our employ due to death or disability or in the event of a change of control.

If Mr. Grace had left our employ on December 31, 2009 due to death or disability or if a change of control had occurred on such date, 17,600 shares of restricted stock owned by him (valued at $198,880) as of such date would have become vested. If Mr. McAlea had left our employ on December 31, 2009 due to death or disability or if a change of control had occurred on such date, 15,000 shares of restricted stock owned by him (valued at $169,500) as of such date would have become vested. If Mr. Gregoire had left our employ on December 31, 2009 due to death or disability or if a change of control had occurred on such date, 40,000 shares of restricted stock owned by him (valued at $452,000) as of such date would have become vested. We do not currently expect any such change in control to occur.

Outstanding Equity Awards at Year-End 2009

The following table sets forth, for each of the NEOs, certain information regarding the number of shares of Common Stock underlying stock options held at the end of 2009, all of which were then currently exercisable, and the number and market value of shares covered by unvested restricted stock awards held at the end of 2009.

	Outstanding			Outstanding Unvested
	Exercisable Stock Options			Restricted Stock Awards
	Number of				Market Value of
	Securities			Number of Shares	Shares or Units
	Underlying			or Units of	of Stock That
	Unexercised	Option Exercise	Option Expiration	Stock that	Have Not
Name	Options	Price	Date	Have Not Vested(1)	Vested(2)

Abraham N. Reichental	400,000	$7.22	9/19/2013	50,000	$565,000
Damon J. Gregoire	—	—	—	40,000	452,000
Charles W. Hull	10,000	12.59	2/28/2011	5,000	56,500
Kevin P. McAlea	55,000	5.31	5/15/2013	15,000	169,500
	75,000	15.16	8/24/2011
Robert M. Grace, Jr.	40,000	9.60	11/2/2013	17,600	198,880

(1)	The shares set forth in this column consist of shares of restricted Common Stock awarded on (a) May 14, 2007, as a long-term incentive award, that vest on May 14, 2010, (b) July 24, 2007, as a long-term incentive award, that vest on July 24, 2010, (c) March 20, 2009, as a long-term incentive award, that vest on March 20, 2012 and (d) July 21, 2009, as a long-term incentive award, that vest on July 21, 2012. Each award of restricted stock is subject to forfeiture if the recipient leaves our employ within three years after the date of grant of the award other than as a result of death or disability. See “Security Ownership of Certain Beneficial Owners and Management.”

(2)	The amounts set forth in this column were calculated by multiplying the closing market price of our Common Stock on December 31, 2009 ($11.30 per share) by the number of shares set forth in the column titled “Number of Shares or Units of Stock that Have Not Vested.”

The manner of each grant of restricted stock reported in the table above that we awarded to each of the individuals identified in that table is as follows:

	May 14, 2007	July 24, 2007	March 20, 2009	July 21, 2009
	as a Long-Term	as a Long-Term	as a Long-Term	as a Long-Term
Name	Incentive Award	Incentive Award	Incentive Award	Incentive Award

Abraham N. Reichental	—	—	50,000	—
Damon J. Gregoire	15,000	—	15,000	10,000
Charles W. Hull	—	—	5,000	—
Kevin P. McAlea	—	—	15,000	—
Robert M. Grace, Jr.	—	2,600	15,000	—

Total	15,000	2,600	100,000	10,000

Option Exercises and Stock Vested in 2009

None of the NEOs exercised any stock options during 2009. Shares of restricted Common Stock held by the NEOs vested as follows during 2009:

	Number of	Grant Date	Vesting Date
Name	Shares	Fair Value(1)	Fair Value(2)

Abraham N. Reichental	50,000	$1,085,500	$340,000
Kevin P. McAlea	8,000	173,680	54,400
Robert M. Grace, Jr.	12,300	267,033	83,640

Total	70,300	$1,526,213	$478,040

(1)	Restricted shares were granted on March 24, 2006. The Grant Date Fair Value is based on a closing price on that date of $21.71 per share.

(2)	Restricted shares vested on March 24, 2009. The Vesting Date Fair Value is based on a closing price on that date of $6.80 per share.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and any person owning ten percent or more of the outstanding shares of our Common Stock to file reports with SEC to report their beneficial ownership of and transactions in our securities and to furnish us with copies of those reports. Based upon a review of those reports filed with us, along with written representations from or on behalf of certain executive officers and directors that they were not required to file any reports during 2009, we believe that all of these reports were timely filed during 2009 except as listed below:

•	A Form 4 for Mr. Gregoire filed on August 5, 2009 with respect to an award of shares made to him under the 2004 Incentive Stock Plan on July 21, 2009 and subsequently communicated to him.

•	A Form 4 for G. Walter Loewenbaum, II filed on September 4, 2009, which inadvertently omitted the purchase of 700 shares by Mr. Loewenbaum’s wife on September 3, 2009. This Form 4 was amended to reflect the purchase of these shares on December 22, 2009.

PROPOSAL TWO

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has approved the retention of BDO Seidman, LLP (“BDO”) as our independent registered public accounting firm to examine and report on our financial statements for the year ending December 31, 2010, subject to the ratification of its retention by the stockholders at the Annual Meeting. BDO has examined and reported on our financial statements for each of the five years ended December 31, 2009.

Valid proxies will be voted on this proposal in accordance with the voting directions specified on the proxy or, if no directions are given, will be voted FOR the proposal to ratify the appointment of BDO as our independent registered public accounting firm.

Representatives of BDO are expected to be present at the Annual Meeting. Those representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Approval of this proposal requires the affirmative vote of the holders of a majority of the votes cast at the Annual Meeting.

The Board of Directors unanimously recommends you vote FOR the proposal to ratify the selection of BDO as our independent registered public accounting firm for 2010.

FEES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is responsible for appointing, setting the compensation of and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by BDO. BDO did not perform any non-audit services for us in 2009 or 2008.

The following table sets forth the aggregate fees that BDO billed us for professional services rendered for the years ended December 31, 2009 and 2008.

	2009	2008
	(dollars in thousands)

Audit fees(1)	$826	$1,145
Audit-related fees(2)	19	16

Total	$845	$1,161

(1)	Audit fees consisted of audit work performed in the preparation of financial statements as well as fees for services provided in connection with (i) statutory and regulatory filings or engagements, and (ii) related to comfort letters, statutory audits, attest services, consents, assistance with and review of documents filed with the SEC, and any other services that only the audit firm could reasonably provide. In 2009 and 2008, respectively, audit fees also included approximately $237,600 and $345,080 related to audit and attestation services rendered by BDO in connection with the evaluation of the effectiveness of the Company’s internal controls over financial reporting pursuant to Section 404 of The Sarbanes-Oxley Act of 2002.

(2)	Audit-related fees consisted primarily of services related to employee benefit plans.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is currently composed of three directors, each of whom is independent as defined by the listing standards of The Nasdaq Stock Market LLC and is an “audit committee financial expert” as defined in the regulations of the SEC. The Audit Committee operates under a written charter approved by the Board of Directors. A copy of the current charter is available on our website, which can be viewed by going to www.3DSystems.com and clicking the “Investors” tab, then the “Corporate Governance” tab and then selecting the document titled “Audit Committee Charter” from the list of documents on the web page.

Responsibility

The Audit Committee is responsible for providing independent, objective oversight of our financial reporting processes and internal controls.

Management is responsible for our system of internal controls and its financial reporting processes, including the preparation of its financial statements in conformity with United States’ generally accepted accounting principles.

BDO Seidman, LLP, our independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board and for issuing a report based on this audit expressing its opinion as to whether our financial statements present fairly, in all material respects, our financial position, results of operations and cash flows in conformity with United States’ generally accepted accounting principles.

The Audit Committee’s responsibility is to review and monitor, in an oversight capacity, the financial reporting and auditing processes. The Audit Committee has relied, without independent verification, on management’s representations that the financial statements are complete, free of material misstatement and prepared in accordance with United States’ generally accepted accounting principles, and on the opinion and representations made by BDO in its report on our financial statements, including its representations that BDO is “independent” and that its audit was performed in accordance with auditing standards generally accepted in the United States. The Audit Committee’s oversight does not provide assurance that management’s and BDO’s opinion and representations referred to above are correct.

2009 Consolidated Financial Statements

In connection with these responsibilities, the Audit Committee met with management and representatives of BDO to review and discuss the audited consolidated financial statements for the year ended December 31, 2009. The Audit Committee discussed with the representatives of BDO the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, as amended, which include, among other items, matters relating to the conduct of an audit of our financial statements. The Audit Committee received written disclosures and the letter from BDO required by applicable requirements of the Public Company Accounting Oversight Board for independent auditor communications with Audit Committees concerning independence, and the Audit Committee discussed with the representatives of BDO that firm’s independence. The Audit Committee also pre-approved the services that BDO was engaged to provide during 2009, noted that BDO was not engaged to provide any non-audit services, evaluated and approved the fees charged for engagements that BDO undertook, and considered whether BDO’s provision of the services that were provided was compatible with maintaining that firm’s independence.

Based upon the Audit Committee’s discussions with management and BDO and the Audit Committee’s review of the representations of management and BDO, the Audit Committee recommended that the Board of Directors approve including the audited consolidated financial statements for the year ended December 31, 2009 in our Annual Report on Form 10-K for that year for filing with the SEC.

Internal Control Audit

For the year ended December 31, 2009, the Audit Committee reviewed and monitored, on an oversight basis, management’s activities undertaken to comply with our internal control evaluation responsibilities under Section 404 of The Sarbanes-Oxley Act of 2002. In connection with this oversight, the Audit Committee met with management and representatives of BDO to review and discuss management’s assessment of the effectiveness of our internal control over financial reporting as of December 31, 2009. Management’s assessment is contained in our Annual Report on Form 10-K for the year ended December 31, 2009.

Audit Committee:

Daniel S. Van Riper, Chairman William E. Curran Kevin S. Moore

OTHER MATTERS

This Proxy Statement is being delivered to you on our behalf. We are bearing the expenses of preparing, printing, web hosting and mailing this Proxy Statement and other proxy materials and all other expenses of soliciting proxies. We have retained Georgeson Shareholder Communications, Inc. (“Georgeson”) to solicit proxies by personal interview, mail, telephone, facsimile, internet or other means of electronic transmission and to request brokerage houses, banks and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of the Common Stock held of record by those persons. We agreed to pay Georgeson a fee of $10,000 for these services and will reimburse it for payments made to brokers and other nominee holders for their expenses in forwarding soliciting material. We have also agreed that Georgeson’s fees may increase if certain changes in the scope of its services occur. In addition, our directors, officers and employees may solicit proxies by personal interview, mail, telephone, facsimile, internet or other means of electronic transmission, although they will receive no additional compensation for such solicitation.

We do not know of any matters to be presented at the meeting other than those set forth in this Proxy Statement. However, if any other matters come before the meeting, the proxy holders will vote the shares represented by any proxy granted in their favor in such manner as the Board of Directors may recommend and otherwise in the proxy holders’ discretion.

By Order of the Board of Directors

Robert M. Grace, Jr.
Secretary

Rock Hill, South Carolina
March 31, 2010

☒
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.
Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 P.M., E.D.T., on May 17, 2010.

Vote by Internet • Log on to the Internet and go to www.envisionreports.com/TDSY • Follow the steps outlined on the secured website.

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

• Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card
IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1.	Election of Directors:	For	Withhold		For	Withhold		For	Withhold

	01 - William E. Curran	☐	☐	02 - Charles W. Hull	☐	☐	03 - Jim D. Kever	☐	☐

	04 - G. Walter Loewenbaum, II	☐	☐	05 - Kevin S. Moore	☐	☐	06 - Abraham N. Reichental	☐	☐

	07 - Daniel S. Van Riper	☐	☐	08 - Karen E. Welke	☐	☐

		For	Against	Abstain

2.	Ratification of the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance

		Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign EXACTLY as name(s) appears below. When signing on behalf of a corporation, estate, trust or other stockholder, please give its full name and state your full title or capacity or otherwise indicate that you are authorized to sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

81D V
  O15IRB

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — 3D SYSTEMS CORPORATION

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
3D SYSTEMS CORPORATION
The undersigned hereby appoints Abraham N. Reichental, Robert M. Grace, Jr. and Andrew M. Johnson, or any of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned and, to vote the shares of the undersigned which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of 3D Systems Corporation (the “2010 Annual Meeting”) to be held at 11:00 a.m., E.D.T., on May 18, 2010 at the offices of the Company at 333 Three D Systems Circle, Rock Hill, South Carolina 29730 and at any adjournments or postponements thereof.
THE PROXY HOLDERS WILL VOTE AS RECOMMENDED BY THE BOARD OF DIRECTORS ON ANY OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF OR, IN THE ABSENCE OF A BOARD RECOMMENDATION ON ANY SUCH OTHER PROPER MATTERS, IN THE PROXY HOLDERS’ DISCRETION.
The undersigned hereby revokes all proxies previously given by the undersigned to vote at the 2010 Annual Meeting and any adjournments or postponements thereof and acknowledges receipt of 3D Systems Corporation’s Proxy Statement dated March 31, 2010 for the 2010 Annual Meeting.
This proxy will be voted as directed, or, if no contrary direction is indicated, will be voted FOR the Election of all of the Director Nominees, FOR Proposal No. 2, and as recommended by the Board of Directors on any other matters that may come before the Annual Meeting or any adjournments or postponements thereof or, in the absence of a board recommendation on any such other proper matters, in the proxy holders’ discretion.
SEE REVERSE SIDE
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